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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CH2M HILL Companies, Ltd.
(Name of Registrant as Specified In Its Charter)

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March 16, 2016

Dear Stockholder,

You are cordially invited to attend the annual meeting of stockholders of CH2M HILL Companies, Ltd., which will take place on Tuesday, May 10, 2016, at our Washington DC office, 901 New York Avenue N.W., Suite 4000 East, Washington DC 20001, U.S.A.

Details of the business to be conducted at the meeting are in the formal notice of the annual meeting of stockholders and the proxy statement that accompany this letter.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. I urge you to promptly vote and authorize your proxy instructions electronically through the Internet, by telephone or by signing, dating and returning the proxy card enclosed with the proxy statement. Voting through the Internet or by phone will eliminate the need to return your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation to our employee stockholders for the hard work and dedication to making CH2M the best place to work and one of the most respected companies in the industry.

Sincerely,

Jacqueline C. Hinman
 Chairman, President and Chief Executive Officer

9191 South Jamaica Street Englewood, CO 80112

Notice of 2016 Annual
Meeting of Stockholders

 To be held May 10, 2016

11:00 a.m., May 10, 2016 901 New York Avenue N.W. Suite 4000 East Washington DC 20001

March 16, 2016

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2016 annual meeting of stockholders of CH2M HILL Companies, Ltd., a Delaware corporation, will be held at 901 New York Avenue N.W., Suite 4000 East, Washington DC 20001, U.S.A., on Tuesday, May 10, 2016, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect six directors from the nominees named in the attached proxy statement to serve for a three-year term.
2.	To ratify the appointment of KPMG LLP as the independent auditors of CH2M for the fiscal year ending December 30, 2016.
3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

These items of business are more fully described in the proxy statement accompanying this notice, which is available at www.edocumentview.com/ch2m. Only stockholders of record owning shares of CH2M's common stock at the close of business on March 11, 2016, will be entitled to vote at this meeting or at any postponements or adjournments thereof. You may vote your shares via the Internet, by telephone or by proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas M. McCoy
 Executive Vice President, General Counsel
and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the 2016 Annual Meeting of Stockholders to be held on May 10, 2016:

The Notice of Meeting, Proxy Statement and Annual Report are available free of charge at: www.edocumentview.com/ch2m

CH2M HILL Companies, Ltd.

This proxy statement is being furnished to you by our Board of Directors in connection with the solicitation of your proxy to be voted at the 2016 Annual Meeting of Stockholders of CH2M to be held on Tuesday, May 10, 2016, at 11:00 a.m., Eastern Daylight Time, at 901 New York Avenue N.W., Suite 4000 East, Washington DC 20001. This proxy statement and the accompanying materials are being delivered electronically or mailed to stockholders on or about March 23, 2016.

2016 Proxy Statement Summary

We are providing below highlights of certain information in this proxy statement. As it is only a summary, please refer to the complete proxy statement and 2015 Annual Report before you vote.

2016 Annual Meeting of Stockholders

Date and Time:	Tuesday, May 10, 2016, at 11:00 a.m. Eastern Daylight Time
Record Date:	Friday, March 11, 2016
Place:	CH2M 901 New York Avenue N.W. Suite 4000 East Washington DC 20001

Proposals and Board Recommendations

Proposal		Board Recommendation

1.	Election of six nominees to our Board of Directors (page 3)	FOR each Director Nominee
2.	Ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 30, 2016 (page 53)	FOR
CH2M 2016 Proxy Statement 1

Director Nominees and Continuing Directors

Name	Age	Title	Director since

Nominees whose term expires 2016

Malcolm Brinded (ID)	62	Director	2012

Jacqueline C. Hinman	54	Chairman, President and Chief Executive Officer	2008

Scott Kleinman (ID)	43	Director	2015

Gregory T. McIntyre	57	Director and President, Global Business Groups	2013

Antoine G. Munfakh (ID)	33	Director	2015

Thomas L. Pennella	57	Director and President, Industrial & Urban Environments	2015

Directors whose term expires 2017

Charles O. Holliday, Jr. (ID)	68	Director	2009

Elisa M. Speranza	55	Director and Senior Vice President, Innovation & Corporate Citizenship	2014

Directors whose term expires 2018

Mark D. Fallon	46	Director and President, Global Regions	2014

Lisa Glatch	53	Director and Executive Vice President, Client Solutions & Sales	2015

Georgia R. Nelson (ID)	66	Director	2010

Terry Ruhl	49	Director and President, Transportation Business Group	2015

Barry L. Williams (ID)	71	Director	1995

ID = Independent Director

2 CH2M 2016 Proxy Statement

Proposal 1. Election of Directors

Our certificate of incorporation and bylaws provide that our Board of Directors shall consist of no more than thirteen directors and not less than seven directors, provided that the majority of the Board consists of employee directors. The size of the Board may be changed from time-to-time by the resolution of the Board of Directors. There are currently thirteen members on our Board with six outside independent directors and seven employee directors.

Director Nominations

According to our bylaws and our Governance Principles, director candidates are nominated by the Board of Directors based on recommendations of the Governance and Corporate Citizenship Committee of the Board. The Governance and Corporate Citizenship Committee's recommendations for employee director candidates take into account the recommendations of the Chairman and Chief Executive Officer whose recommendations are developed based on nominations from employee stockholders. The Governance and Corporate Citizenship Committee considers the Chairman and the Chief Executive Officer's recommendations, its own assessment of the needs of the company and the overall employee and independent mix of the Board in making recommendations to the Board. The Governance and Corporate Citizenship Committee recommended to the Board that each of Jacqueline C. Hinman, Gregory T. McIntyre and Thomas L. Pennella be nominated for election as employee directors as part of the 2016 nomination slate and that Malcolm Brinded, Scott Kleinman and Antoine G. Munfakh be nominated for election as independent directors as part of the 2016 nomination slate.

Messrs. Kleinman and Munfakh, who were appointed as directors in June 2015, were recommended to the Governance and Corporate Citizenship Committee and designated by AP VIII CH2 Holdings, L.P. ("AP VIII CH2"), an entity owned by investment funds affiliated with Apollo Global Management, LLC ("Apollo"), to serve as members of our Board of Directors pursuant to an Investor Rights Agreement, dated June 24, 2015, between us and AP VIII CH2. We entered into the Investor Rights Agreement with AP VIII CH2 in connection with AP VIII CH2's purchase of our Series A Preferred Stock in June 2015. Each of Mr. Munfakh and Mr. Kleinman is affiliated with Apollo. Additional information concerning the terms of the Investor Rights Agreement and AP VIII CH2's right to designate directors to our Board of Directors is available below in the "Certain Relationships and Related Transactions."

The director candidates will each serve a three-year term expiring in 2019 or until their earlier retirement, death, resignation or removal. In the event that any of the nominees should become unavailable to stand for election at the annual meeting, the proxy holders will vote for either (1) such other person, if any, as may be designated by our Board of Directors, in the place of any nominee who is unable to serve or (2) the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. Our Board of Directors expects all of the nominees named below to be available for election. Incumbent directors will hold office until the annual meeting in the year their term expires and until their successors, if any, are elected and qualified, subject to the director's earlier death, retirement or removal.

CH2M 2016 Proxy Statement 3

Director Qualifications

The following table lists our director nominees, as well as each of our continuing directors, and provides their respective ages and titles as of the date of the annual meeting. References to particular years refer to that calendar year.

Name	Age	Title	Director since

Nominees whose term expires 2016

Malcolm Brinded (ID)	62	Director	2012

Jacqueline C. Hinman	54	Chairman, President and Chief Executive Officer	2008

Scott Kleinman (ID)	43	Director	2015

Gregory T. McIntyre	57	Director and President, Global Business Groups	2013

Antoine G. Munfakh (ID)	33	Director	2015

Thomas L. Pennella	57	Director and President, Industrial & Urban Environments	2015

Directors whose term expires 2017

Charles O. Holliday, Jr. (ID)	68	Director	2009

Elisa M. Speranza	55	Director and Senior Vice President, Innovation & Corporate Citizenship	2014

Directors whose term expires 2018

Mark D. Fallon	46	Director and President, Global Regions	2014

Lisa Glatch	53	Director and Executive Vice President, Client Solutions & Sales	2015

Georgia R. Nelson (ID)	66	Director	2010

Terry Ruhl	49	Director and President, Transportation Business Group	2015

Barry L. Williams (ID)	71	Director	1995

ID = Independent Director

The Board and its Governance and Corporate Citizenship Committee believe the skills, qualities, attributes and experience of our directors provide CH2M with business acumen and a diverse range of perspectives to engage each other and management to address effectively CH2M's evolving needs and represent the best interests of stockholders.

4 CH2M 2016 Proxy Statement

Nominees for Election as Directors

Malcolm Brinded has served as a director of the Board of CH2M since 2012.
Mr. Brinded had a thirty-eight year career with Shell, a global oil and gas company, where he worked in the United Kingdom, Brunei, the Netherlands and Oman. He served on Royal Dutch Shell plc's board of directors between 2002 and 2012, during which period he was Shell's Executive Director for global Exploration and Production from 2004 to 2009, and for its Upstream International business from 2009 to 2012. Mr. Brinded has been a Non-Executive Director of Network Rail in the U.K. since 2010; he chairs its Safety, Heath & Environment Committee.
Since 2009, Mr. Brinded has served as the Chairman of the Shell Foundation and has served as the Non-Executive Director of BHP Billiton since April 2014.
Mr. Brinded graduated from Cambridge University with a degree in engineering. He is a Fellow of the U.K. Institutions of Civil and Mechanical Engineers and the U.K. Royal Academy of Engineering, and Vice President of the U.K. Energy Institute. In 2002, Mr. Brinded was awarded the Commander of the Order of the British Empire for services to the U.K. Oil and Gas Industry.
Qualifications: Mr. Brinded is qualified to serve on our Board based on his extensive experience as a public company director and executive officer, as well as his engineering background and his extensive work in the energy sector, which is critical to our business. Mr. Brinded's comprehensive experience in key international markets is uniquely valuable to our Board. He also brings diversity to our Board as a non-U.S. national with extensive background of living and working outside of the U.S.

Jacqueline C. Hinman has served as a director of the Board of CH2M since 2008.
Ms. Hinman has served as the Chairman of the Board of Directors of CH2M since September 2014 and as the President and Chief Executive Officer of CH2M since January 1, 2014. She previously served as Senior Vice President and the President of the International Division of CH2M from 2011 until 2014, as the President of the Facilities and Infrastructure Division from 2009 until 2011 and as Vice President, Major Programs Group and Executive Director for Mergers and Acquisitions between 2009 and 2010. Between 2007 and 2009, Ms. Hinman led our Center for Project Excellence.
Ms. Hinman is a member of the Board of Catalyst.
Qualifications: Ms. Hinman is qualified to serve on our Board based on her role as the President and Chief Executive Officer of CH2M; based on her more than twenty years of industry experience; and her extensive infrastructure, environmental services, mergers and acquisitions and international experience. She also brings valuable diversity to our Board as a senior engineer and female executive in a predominantly male profession.

CH2M 2016 Proxy Statement 5

Scott Kleinman has served as a director of the Board of CH2M since 2015.
Mr. Kleinman has been a Private Equity Lead Partner of Apollo Global Management, LLC since 2010. Mr. Kleinman is also a member of Apollo's Senior Management Committee. For the past decade, Mr. Kleinman has focused on Apollo's cyclical industrial businesses, including companies in the chemicals, forest products and industrial industries. Prior to joining Apollo in 1996, Mr. Kleinman was employed by Smith Barney Inc., in its Investment Banking Division. Mr. Kleinman received a B.A. and B.S. from the University of Pennsylvania and the Wharton School of Business, respectively, graduating magna cum laude, Phi Beta Kappa.
Mr. Kleinman also serves as a member of the boards of directors of Hexion Holdings, MPM Holdings, Vectra Co. and Verso Corporation and previously served on the boards of directors of LyondellBasell Industries, Taminco Corporation and Realogy Holdings Corp.

 Qualifications: Mr. Kleinman is qualified to serve as a member of the Board based on his position with Apollo, and his extensive finance and business experience.

Gregory T. McIntyre has served as a director of the Board of CH2M since 2013, and from 2001 through 2003.
Mr. McIntyre serves as CH2M's Operations Director for all global business groups. In this role, he oversees CH2M's cross business group collaboration and performance for water, oil and gas, transportation, nuclear/environment and industrial /urban environments as well as the firm's Global Design Centers, Quality function, and Health, Safety, Security & Environment organization. Mr. McIntyre previously served as President, Global Business Groups of CH2M from January 2015 and the President Water Market from January 2014 and had been the Managing Director of CH2M's International Infrastructure business in 2012. Prior to that role, Mr. McIntyre served as the Managing Director of Halcrow, acquired by CH2M in 2011, and a member of its board of directors, where he oversaw the integration of Halcrow's operations into CH2M. He was the Deputy Program Manager and CH2M Managing Director for CLM Delivery Partner, the delivery partner to the Olympic Delivery Authority for the London 2012 Olympics and Paralympic Games, between 2010 and 2011. Mr. McIntyre also served as the Global Operations Director for CH2M's water business between 2004 and 2010. Mr. McIntyre joined CH2M in 1981 and has been a long-term member of CH2M's senior executive team.

 Qualifications: Mr. McIntyre is qualified to serve on our Board based on his more than thirty years of experience with CH2M in senior roles, his extensive water and infrastructure industry experience, and his major programs and international experience, and because of his prior experience as a member of the Board.

6 CH2M 2016 Proxy Statement

Antoine G. Munfakh has served as a director of the Board of CH2M since 2015.
Mr. Munfakh is a Partner of Apollo Global Management, LLC, which he joined in 2008. Prior to his current role, Mr. Munfakh served as an associate for two years in the Business & Industrial Services group at the private equity firm Court Square Capital Partners. He also has served as an analyst in the Financial Sponsor Investment Banking group at J.P. Morgan, where he focused on mergers and acquisitions and financing services in support of private equity transactions. Mr. Munfakh graduated summa cum laude from Duke University with a B.S. in Economics, where he was elected to Phi Beta Kappa.
Mr. Munfakh is a member of the board of McGraw-Hill Education.

 Qualifications: Mr. Munfakh is qualified to serve as a member of the Board based on his position with Apollo, and his extensive finance and business experience.

Thomas L. Pennella has served as a director of the Board of CH2M since 2015.
Mr. Pennella serves as the President of CH2M's Industrial & Urban Environments Business Group, where he leads the Industrial & Advanced Technology & Urban Environments business. Mr. Pennella has more than 30 years of leadership and management experience addressing the complex business and technical needs of clients. From March 2014 to January 2015, Mr. Pennella served as Global Operations Director for CH2M's former Energy Business Group, with an emphasis on supporting the Power business. Along with his role as President of Industrial & Urban Environments, he retains leadership responsibility overseeing the firm's last remaining Power EPC project. Prior to joining CH2M in 1984, Mr. Pennella worked in General Electric's Gas Turbine division as an international field engineer.

 Qualifications: Mr. Pennella is qualified to serve as a member of the Board based on his extensive experience leading client-facing operations with advanced systems and technologies in various parts of the company's diverse business portfolio including industrial processes, power generation, water, environmental remediation, government facilities and sustainable urban environments in the U.S., Middle East, Europe and Australia.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each nominee to the Board of Directors.

CH2M 2016 Proxy Statement 7

Continuing Directors

Mark D. Fallon has served as a director of CH2M since 2014.
Mr. Fallon has been CH2M's Global Regions President since January 2015. Before then, he was CH2M's Facilities and Urban Environments President from June 2014 and Europe Regional Managing Director from 2013 until June 2014. Prior to then, Mr. Fallon served as CH2M's Nuclear Business Group President from July 2010. His first role at the firm was as Senior Vice President Managing Operations and Profit and Loss for CH2M's global nuclear liabilities management and national security business. Prior to joining CH2M in 2006, Mr. Fallon was the President of Bartlett Services, Inc., a private equity-owned staff and services provider to the energy industry. Early in his career Mr. Fallon served as an Advisor to the United States Secretary of Energy.

 In 2013, Mr. Fallon served as a member of the Advisory Committee to the Export Import Bank of the United States.
Qualifications: Mr. Fallon is qualified to serve on our Board based on his extensive global nuclear and environmental industry experience; his more than seventeen years of experience in nuclear program management for the private and public sectors with extensive experience in energy, environmental and the national security fields; and his experience in private equity.
Mr. Fallon's term expires in 2018.

Lisa Glatch has served as a director of CH2M since 2015.
Ms. Glatch has been CH2M's Executive Vice President of Client Solutions & Sales since April 2014. Prior to joining CH2M, she served as an executive with Jacobs, an engineering, procurement and construction company, from April 2012 through March 2014, and most recently served as Senior Vice President of Global Sales. From 1986 to 2010, Ms. Glatch was with Fluor, an engineering, procurement and construction company, serving in various capacities including Senior Vice President of Energy and Chemicals from 2009 to 2010, and Senior Vice President of Government from 2003 to 2007.
Qualifications: Ms. Glatch is qualified to serve on our Board based on her more than thirty years of experience in the engineering, procurement and construction industry and her deep knowledge of the markets in which we operate. Ms. Glatch has worked for publicly traded companies and has demonstrated experience working with boards of directors for these companies. She also has served on the boards of community service and higher education organizations and provided staff support to the Risk Committee of the CH2M Board of Directors in 2014.
Ms. Glatch's term expires in 2018.

8 CH2M 2016 Proxy Statement

Charles "Chad" O. Holliday, Jr. has served as a director of the Board of CH2M since 2009.
Mr. Holliday is the Chairman of the Board of Directors of Royal Dutch Shell plc. He also served as a member of the Board of Directors of Deere & Company from 2007 to February 2016 and was the Chairman of the Board of Bank of America from 2009 to 2014. Mr. Holliday had a long career at E.I. du Ponte de Nemours and Company (DuPont), ultimately serving as Chairman and Chief Executive Officer from 1998 until 2009 when he retired from the company.
Mr. Holliday is a Chairman of the National Academy of Engineering, is the former Chairman of the U.S. Council on Competitiveness and is a founding member of the International Business Council. He formerly served as the Chairman of the World Business Council for Sustainable Development and the Business Roundtable's Task Force for Environment, Technology and Economy. Mr. Holliday is the author of "Walking the Talk," a book that makes the business case for sustainable development and corporate responsibility.

 Qualifications: Mr. Holliday is qualified to serve on our Board based on his experience as a CEO, a public company director on various Fortune 100 public company boards, as well as his engineering background and leadership in sustainability.
Mr. Holliday's term expires in 2017.

Georgia R. Nelson has served as a director of the Board of CH2M since 2010.
Ms. Nelson has been the President and Chief Executive Officer of PTI Resources, LLC, an energy and environmental consulting firm, since 2005. Ms. Nelson spent more than thirty years in the power generation industry serving in various senior executive capacities for Edison International and its subsidiaries between 1971 and 2005, including President of Midwest Generation Edison Mission Energy (EME) and General Manager of EME Americas. In her role she was responsible for power plant construction and operations in the United States, Puerto Rico, the United Kingdom, Turkey, Thailand, Indonesia, Australia and Italy. Ms. Nelson is a member of the Board of Directors of Cummins Inc., where she has been serving since 2004. Ms. Nelson is also currently a director of Ball Corporation, TransAlta Corporation and Sims Metal Management.

 Ms. Nelson is a member of the National Coal Council, an industry advisory committee to the U.S. Department of Energy, and previously served on its Executive Committee, which she chaired from May 2006 to May 2008.
Qualifications: Ms. Nelson is qualified to serve on our Board based on her experience as a public company executive and director and based on her experience with international engineering projects and regulated industries. She also brings important diversity to our Board as a senior female executive with extensive global experience.
Ms. Nelson's term expires in 2018.

CH2M 2016 Proxy Statement 9

Terry Ruhl has served as a director of the Board of CH2M since 2015.
Mr. Ruhl has been CH2M's Transportation Business Group President since July 2012. His tenure with CH2M spans twenty-three years. He previously served in the Transportation Business Group as Senior Vice President and Director of Consulting and International Operations from June 2009 to July 2012, the Global Market Sector Director from June 2008 to June 2009 and the Aviation Market Sector Director from August 2006 to June 2008.
Qualifications: Mr. Ruhl is qualified to serve on our Board based on his long tenure with CH2M and his extensive experience and skills in the engineering industry. In addition, he has served on industry boards, joint venture boards and provided staff support to CH2M's Governance and Corporate Citizenship Committee Board of Directors in 2014.

 Mr. Ruhl's term expires in 2018.

Elisa M. Speranza has served as a director of the Board of CH2M since 2014.
Ms. Speranza has been the Senior Vice President of Innovation and Corporate Citizenship for CH2M since July 2015. She previously served as Chief Communications Officer from May 2014 to July 2015 and as the Corporate Affairs Global Managing Director from January until May 2014. Prior to that, she was the Operations Management Services President from 2008 until 2013. Ms. Speranza joined CH2M in 2001 and has served in various roles during her tenure including Service Team Leader for Utility Management Solutions in the Water Business Group from 2005 until 2007 and Drinking Water Market Segment Leader from 2001 until 2004. She is President of the CH2M Foundation.

 Qualifications: Ms. Speranza is qualified to serve on our Board based on her extensive experience and skills in various senior management roles at CH2M in the Water Business Group and Operations Management Services and her experience in the industry in general. She also brings important diversity to our Board as a female executive in the engineering industry, as well as expertise in strategic communications and reputational risk management.
Ms. Speranza's term expires in 2017.

Barry L. Williams has served as a director of the Board of CH2M since 1995.
Mr. Williams is the retired managing general partner of Williams Pacific Ventures, Inc. (business investment and consulting), where he served from 1986 to 2014. Between 2000 and 2001, Mr. Williams served as the President and CEO of American Management Association International. He served as Senior Mediator for JAMS/Endispute from 1993 to 2002 and as a visiting lecturer for the Haas Graduate School of Business, University of California from 1993 to 2000. Mr. Williams has acted as a general partner of WDG, a California limited partnership, from 1987 to 2002 and a general partner of Oakland Alameda Coliseum Joint Venture from 1998 until 2014.
Mr. Williams also serves as a director of PG&E Corporation, Navient Corporation and several not-for-profit organizations, and Mr. Williams previously served as a director of SLM Corporation, Northwestern Mutual Life Insurance Company and Simpson Manufacturing Co.

 Qualifications: Mr. Williams is qualified to serve on our Board based on his significant financial experience, his experience as a member of public company boards, and his twenty years of experience on our Board. He also brings important diversity to our Board.
Mr. Williams's term expires in 2018.

10 CH2M 2016 Proxy Statement

Corporate Governance

Board of Directors

CH2M is governed by our Board of Directors. Our Board held a total of seventeen meetings in fiscal year 2015, five regularly scheduled and twelve special meetings. All directors attended 75 percent or more of the aggregate meetings of the Board and Committees of which they are members. CH2M does not have a policy regarding Board members attending the Annual Meeting of Stockholders. We had twelve Board members attend last year's Annual Meeting of Stockholders either in person or via telephone.

Corporate Governance Principles

CH2M is committed to best practices in corporate governance and maintains a business environment of uncompromising integrity.

We continue to implement this commitment through, among other things, our Governance Principles, practices and compliance with the relevant provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other laws and regulations that regulate CH2M and our business. Our Board has formalized our standards of corporate governance in our published Governance Principles. Our Governance Principles, some of which are discussed below, are available on our website at http://ir.ch2m.com/corporate-governance. Our governance policies are reviewed annually by the Governance and Corporate Citizenship Committee of our Board to assure that they continue to advance the best interests of CH2M and our stockholders, and whether they comply with applicable laws and regulations.

Director Independence

There are currently thirteen members on our Board, six of whom are independent directors and seven of whom are employee directors. CH2M's common stock is not listed on a national securities exchange and, as a result, our directors are not subject to the independence requirements of a national stock exchange. In 2011, the Board adopted independence standards that are consistent with the independence tests under the corporate governance rules for listed companies of the New York Stock Exchange. The Governance and Corporate Citizenship Committee of the Board reviews our Board independence standards annually to confirm their appropriateness for the company. Under our Board's standards, a director is not independent if:

•
The director is, or has been within the last three years, an employee of CH2M, or any of the director's immediate family members is, or has been within the last three years, an executive officer of CH2M.

•
The director, or any immediate family member of the director, has received, during any twelve-month period within the last three years, more than $120,000 in director compensation from CH2M, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
(1) The director is a current partner or employee of a firm that is the internal or external auditor of the CH2M; (2) the director has an immediate family member who is a current partner of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who personally works on the CH2M audit; or (4) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the CH2M audit within that time.

•
The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of CH2M's executive officers at the same time serves or served on the other company's compensation committee.
CH2M 2016 Proxy Statement 11

•
The director is a current employee of, or any immediate family member of the director, is a current executive officer of a company that has made payments to, or received payments from, CH2M for property or services in an amount which, in any of the last three fiscal years, exceeded two percent (2%) of such other company's consolidated gross revenues or $1,000,000, whichever is greater.

Our outside independent directors include Malcolm Brinded, Scott Kleinman, Antoine Munfakh, Charles Holliday, Jr., Georgia Nelson and Barry Williams. The Board has made a determination that all these independent directors are "independent" under our independence standards. Because our Audit and Compensation Committees are comprised solely of our independent directors, all the members of those committees are independent pursuant to these guidelines.

Board Leadership Structure

Under our Board's Governance Principles, our Board has the ability to change its leadership structure in the best interest of CH2M at any point in time. Our Board is led by a Chairman elected annually by the directors. Ms. Hinman has served as Chairman of the Board of CH2M since September 2014.

Our Board does not have a policy with respect to combining or separating the Chairman and Chief Executive Officer positions. Under the current Board leadership structure, the positions of Chairman and Chief Executive Officer are combined into one role because our Board believes that as an employee-controlled company, CH2M is best served by a Board where an employee Board member serves as the chair of the Board. For this reason, and because Ms. Hinman is eminently qualified for the role, our Board believes that combining the roles of Chief Executive Officer and Chairman of the Board is appropriate at this time and is in the best interest of CH2M.

Under our Board's Governance Principles, the independent directors of our Board also designate one of the independent directors as Lead Director to provide independent leadership on the Board. The Lead Director initiates and presides at the meetings of independent directors, initiates meetings of all the Directors (including or excluding the Chairman and Chief Executive Officer), and presides at specific sessions of Board meetings as agreed with the Chairman and Chief Executive Officer. The Lead Director also facilitates communication between the independent directors and the Chairman and Chief Executive Officer, facilitates relationships among Board members and works with the Chairman and Chief Executive Officer in planning Board meeting schedules and agendas. In addition, the Lead Director serves as a sounding board to the Chairman and Chief Executive Officer on key issues facing CH2M, works with the Chair of the Compensation Committee on the performance and compensation of the Chairman and Chief Executive Officer and acts as a liaison to shareholders who wish to communicate with independent directors. Charles "Chad" Holliday, Jr. has served as the Lead Director since 2012. The independent directors may retain or change this appointment after the stockholders elect the nominees for Board membership at the annual meeting.

Board's Role in Risk Oversight

Our Board oversees CH2M's risk management process through its Audit and Risk Committees to ensure that enterprise and major project risks are considered and managed in a timely manner. In addition, our Board routinely reviews CH2M's strategy and capital planning. The Risk Committee of the Board oversees CH2M's enterprise risk management systems and processes, including the identification of major project and portfolio risks and other risks facing our industry generally and our company specifically. The Risk Committee reports to our Board on the enterprise risk management program and offers review and guidance to our management on our approach and process to assess and analyze project- and program-related risks. The Audit Committee reviews risk assessment and management policies, reviews financial and compliance risks and risk management and reviews major financial risk exposures and plans to manage them. The Audit and Risk Committees typically report to our Board on their respective activities at every Board meeting.

Communications with the Board

Stockholders may communicate with our Board by writing to them in care of Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd., 9191 South Jamaica Street,

12 CH2M 2016 Proxy Statement

Englewood, Colorado 80112 or to the Lead Director at 9191 South Jamaica Street, Englewood, CO 80112. All communications should indicate whether they are intended for the full Board, for outside independent directors only, or for any particular Board member. The inquiries will be directed to the appropriate Board member or members who will reply to stockholders directly.

Nominations of Directors

Our Governance and Corporate Citizenship Committee identifies and recommends for nomination individuals it believes are qualified to be employee and independent Board members and who are best suited to contribute to the Board's activities to serve CH2M's needs and objectives. The Board seeks directors with diverse professional backgrounds and reputations for integrity who combine a broad spectrum of experience and expertise that is important to CH2M's goals and strategy. Diversity of background has always been an important objective in the selection of directors. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions they can make to the Board and upon their willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Governance and Corporate Citizenship Committee considers the candidates' knowledge of our industry and markets, and our clients' industries and markets, the number of other boards on which the candidate serves, strategic thinking and communication skills, and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound independent business judgment to act in what he or she reasonably believes to be in the best interest of CH2M and our stockholders. Candidates for independent director positions must fulfill the Board's independence standards for independent directors as described above and included in the Governance Principles which are available on our website at http://ir.ch2m.com/corporate-governance.

In selecting employee directors for consideration, the Governance and Corporate Citizenship Committee takes into account the recommendation of the Chairman of the Board and Chief Executive Officer based on input received from our employee stockholders. The process for annual board nominations for employee director candidates commences with the Chairman of the Board and the Chief Executive Officer sending a detailed description of the nominating process and qualification requirements for Board membership to all employee stockholders. The solicitation process and the resulting nominations are reviewed by the Governance and Corporate Citizenship Committee, which makes its own recommendations to the full Board. The Governance and Corporate Citizenship Committee of the Board reviews the recommendations from the Chairman of the Board and the Chief Executive Officer and recommends to the Board a slate of candidates for employee director slots. The Governance and Corporate Citizenship Committee considers the Chairman and the Chief Executive Officer's recommendations in its deliberations, but is not bound by them.

The criteria for employee director nominees includes, among other things:

•
Personal characteristics of the highest caliber, including personal and professional ethics,

•
Proven leadership abilities, including demonstrated teamwork skills,

•
Experience and capabilities similar to those required of senior corporate officers, including at least fifteen years' experience in engineering- and construction-related businesses,

•
Diversity of gender, race, culture, background and experience to broaden the Board's perspective and to reflect the diversity of our clients and stakeholders,

•
Knowledge of CH2M's organization and culture, and

•
Differentiated skills relevant to the issues the Board anticipates addressing during the Board term.

Code of Ethics

We have adopted a code of ethics and business conduct for our executive and financial officers entitled "CH2M HILL Executive and Financial Officers' Code of Ethics." It applies to all of our senior executives and financial officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Human Resources Officer, General Counsel, Treasurer and Presidents of our business groups. The code is available on our website at

CH2M 2016 Proxy Statement 13

http://www.ch2m.com/corporate/about_us/business_ethics.asp. A hard copy also is available without charge to any stockholder upon request by writing to Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd. 9191 South Jamaica Street, Englewood, Colorado 80112. We will disclose any future changes to the Code of Ethics on our website.

We also have ethics policies that are applicable to all employees entitled "CH2M HILL Employee Ethics and Business Conduct Principles" that mandates rules of conduct to all CH2M employees including all senior executives and financial officers. It also is available on our website by following the same links as described above and will be available in hard copy. We maintain a confidential telephone and web-based hotline, where employees can seek guidance or report potential violations of laws, CH2M policies or rules of conduct.

Committees of the Board

In fiscal 2015, the Board of Directors had five committees: Audit; Compensation; Executive; Governance and Corporate Citizenship; and Risk. The Audit and Compensation Committees are comprised solely of outside independent directors. The Executive Committee was dissolved in 2015. Below is a chart showing current membership for each Board committee.

14 CH2M 2016 Proxy Statement

Committee Membership

Audit Committee

The Audit Committee met eight times during fiscal 2015. The Committee has a written charter, which is available on our website at http://ir.ch2m.com/corporate-governance/.

The Board of Directors determined that each member of the Audit Committee is independent in accordance with the independence criteria established by the Board, which are consistent with the independence definition under the corporate governance rules of the New York Stock Exchange and that comply with the requirements of the Sarbanes-Oxley Act of 2002. The Board has designated Barry Williams as an "audit committee financial expert" as defined by Securities and Exchange Commission regulations. The Audit Committee is responsible for the oversight of CH2M's financial processes and internal control environment including, among other things:

•
Reviewing the financial statements with management and the independent auditors;

•
Reviewing CH2M's process and compliance with the Sarbanes Oxley Act surrounding internal controls prior to filing quarterly Form 10-Qs and the annual Form 10-K;

•
Appointing CH2M's independent auditors;

•
Reviewing and evaluating the work and performance of CH2M's internal auditors, its independent auditors and the company's Chief Ethics and Compliance Officer;
CH2M 2016 Proxy Statement 15

•
Establishing procedures for (a) the receipt, retention and treatment of complaints or concerns received by CH2M regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of CH2M of concerns regarding questionable accounting or auditing matters; and

•
Conferring with CH2M's independent auditors and its internal auditors and financial officers to monitor CH2M's internal accounting methods and procedures and evaluating any recommended changes.

Compensation Committee

The Compensation Committee met seven times during fiscal 2015. The Committee has a written charter, which is available on our website at http://ir.ch2m.com/corporate-governance/. The Compensation Committee consists entirely of independent directors. Its responsibilities include, among other things:

•
Determining the senior executive compensation programs, including that of the Chief Executive Officer and other senior executive officers of CH2M;

•
Setting compensation for the Chief Executive Officer in light of the performance evaluation conducted by the Board;

•
Setting compensaton for the other senior executives in light of their performance, after consultation with the Chief Executive Officer;

•
Overseeing the CH2M equity-based compensation and incentive plans; and

•
Managing the succession planning for the Chief Executive Officer and overseeing the succession planning for other executive officers.

Committee Role in Determining Director Compensation

The Committee is responsible for reviewing and recommending compensation for independent directors. It periodically assesses the structure of the compensation for independent directors in relation to director compensation of our peer group companies. The Committee engages outside compensation consultants to advise on executive and director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits.

Committee Role in Determining Executive Compensation

The role of the Compensation Committee in determining executive compensation and the use of compensation consultants is set forth in the Compensation Discussion and Analysis that follows.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

Executive Committee

The Executive Committee did not meet during fiscal year 2015 and has been abolished.

Governance and Corporate Citizenship Committee

The Governance and Corporate Citizenship Committee met four times during fiscal year 2015. The Committee has a written charter, which is available on our website at http://ir.ch2m.com/corporate-governance/. The Committee's responsibilities include, among other things:

•
Directing corporate governance and continuing board education;

•
Assessing and recommending to the full Board candidates for nomination of directors;

•
Overseeing Board succession planning;

•
Establishing and reviewing criteria for Board membership;
16 CH2M 2016 Proxy Statement

•
Recommending Board committee assignments;

•
Overseeing the company's health, safety and sustainability initiatives; and

•
Establishing Board performance objectives and conducting annual Board evaluations.

Risk Committee

The Risk Committee met five times during fiscal year 2015. The Committee has a written charter, which is available on our website at http://ir.ch2m.com/corporate-governance/. The Committee's responsibilities include, among other things:

•
Reviewing and overseeing CH2M's processes and activities with respect to significant risks;

•
Reviewing CH2M's enterprise portfolio risks;

•
Reviewing CH2M's approach to project risk management and monitoring problem projects; and

•
Overseeing scenario planning for major disruptive events.
CH2M 2016 Proxy Statement 17

Certain Relationships and Related Transactions

In fiscal year 2015, CH2M had no related party transactions, other than those disclosed below. Our written Related Party Policy provides that any transaction that exceeds $120,000 between CH2M and any of our directors, executive officers or beneficial owners of at least 5% of our common stock is considered to be a "related party" transaction. The policy also provides that all related party transactions are required to be reviewed by the senior leadership team, including the Chief Executive Officer, Chief Financial Officer and the General Counsel. The Audit Committee is made aware of any related party transactions.

Transaction with Apollo

On June 24, 2015, CH2M sold 3,214,400 shares of Series A Preferred Stock for a purchase price of $200.0 million to AP VIII CH2 Holdings, L.P. ("AP VIII CH2"), an entity owned by investment funds affiliated with Apollo Global Management, LLC ("Apollo"). The sale occurred in connection with the initial closing under a subscription agreement entered between CH2M and AP VIII CH2 on May 27, 2015. Subject to the conditions set forth in the subscription agreement, Apollo will purchase an additional 1,607,200 shares of Series A Preferred Stock for an aggregate purchase price of approximately $100.0 million in a second closing that will occur on the one-year anniversary of the initial closing or upon the earlier election of CH2M. Each share of Series A Preferred Stock is convertible into shares of our common stock, and the holders of the Series A Preferred Stock are entitled to vote with the holders of our common stock as a single class on an as-converted basis on all matters presented to CH2M stockholders.

Concurrently with the initial closing under the subscription agreement, CH2M and AP VIII CH2 entered into an Investor Rights Agreement, which among other things grants AP VIII CH2 customary registration rights, preemptive rights with respect to future issuances of CH2M securities and the right to cause CH2M to pursue an IPO or initiate a process to sell itself if CH2M has not, at its option, redeemed the Series A Preferred Stock, initiated an IPO process or completed a sale of itself prior to the fifth anniversary of the initial closing. Pursuant to the Investor Rights Agreement, for so long as AP VIII CH2 continues to hold a minimum required number of the shares of Series A Preferred Stock, AP VIII CH2 also will have the right to designate two directors to our Board of Directors, which designees are currently Scott Kleinman and Antoine G. Munfakh.

Letter Agreement with Jerry D. Geist

On June 24, 2015, CH2M entered into a letter agreement with Jerry D. Geist, who resigned his Board seat and became director emeritus of the Board of Directors upon the initial closing of the transaction with Apollo. The letter agreement sets forth the terms of Mr. Geist's service as director emeritus. Mr. Geist will be invited to attend and provide counsel at meetings of the Board of Directors, at the discretion of the Board, until March 15, 2017, unless earlier terminated by either party. The letter agreement provides for three quarterly payments to Mr. Geist of $28,750 through March 2016 and an additional four quarterly payments of $48,500 from June 2016 through March 2017.

18 CH2M 2016 Proxy Statement

Security Ownership of Certain Stockholders

The following table shows the number of shares of our common stock beneficially owned by any person or group known to us as of March 11, 2016, to be the beneficial owner of more than 5% of our common stock.

Name and Address of Stockholder	Number of Shares		Percent of Class

Trustees of the CH2M HILL Retirement and Tax-Deferred Savings Plan 9191 South Jamaica Street Englewood, CO 80112	14,965,976	[1]	56.6%

AP VIII CH2 Holdings, L.P. One Manhattanville Road, Suite 201 Purchase, NY 10577	3,297,978	[2]	11.1%

1
Common shares are held of record by the Trustees for the accounts of participants in the Retirement and Tax-Deferred Savings Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted by the Trustees in accordance with their determination of the interests of the Plan participants and the Plan as a whole.

2
This information is based on a Schedule 13D filed with the Securities and Exchange Commission on July 27, 2015, by AP VIII CH2 Holdings, L.P. ("AP VIII CH2"), Apollo Advisors VIII, L.P., Apollo Capital Management VIII, LLC, APH Holdings, L.P. ("APH Holdings") and Apollo Principal Holdings III GP, Ltd. ("Principal III GP"), which reported that they had shared voting and dispositive power with respect to 3,214,400 shares of our common stock that are issuable upon the conversion of 3,214,400 shares of our Series A preferred stock held by AP VIII CH2. The principal address of each of APH Holdings and Principal III GP is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands. Also includes 83,578 shares of our common stock issuable upon the conversion of accrued dividends relating to the Series A preferred stock held by AP VIII CH2, based on CH2M records.

Security Ownership of Directors, Director Nominees and Executive Officers

The following table sets forth information as of March 11, 2016, as to the beneficial ownership of our equity securities by (a) each director and director nominee of CH2M, (b) each "named executive officer" of CH2M, and (c) all our current directors and executive officers as a group. None of the individuals listed below beneficially owned more than 1% of the outstanding shares of CH2M. As a group, all of our current directors and executive officers beneficially

CH2M 2016 Proxy Statement 19

owned approximately 2.0% of the outstanding shares of CH2M, including stock options exercisable within 60 days of March 11, 2016.

Name of Beneficial Owner	Common Stock Held Directly[1]	Common Stock Held Indirectly[2]	Stock Options Exercisable Within 60 Days	Total Beneficial Ownership

Malcolm Brinded	15,912	—	—	15,912

Mark A. Fallon	22,608	3,120	7,252	32,980

Lisa Glatch	11,345	386	6,747	18,478

Shelette M. Gustafson	6,592	6,558	1,900	15,050

Jacqueline C. Hinman	64,377	11,022	46,198	121,597

Charles O. Holliday, Jr.	14,544	—	—	14,544

Scott Kleinman	—	—	—	—

John A. Madia	41,335	9,746	12,063	63,144

Gary L. McArthur	11,214	386	21,627	33,227

Thomas M. McCoy	4,824	303	8,861	13,988

Gregory T. McIntyre	45,461	66,554	6,452	118,467

Antoine G. Munfakh	—	—	—	—

Georgia R. Nelson	11,005	—	—	11,005

Thomas L. Pennella	15,373	8,520	2,622	26,515

Terry A. Ruhl	10,888	4,883	5,382	21,153

Elisa M. Speranza	27,091	12,040	4,155	43,286

Barry L. Williams	31,828	—	—	31,828

All current directors and executive officers as a group (18 people)	301,379	116,270	116,941	534,589

1
Includes restricted stock held by directors and executive officers over which they maintain sole voting power but no investment power.

2
Includes common stock held through the CH2M HILL Retirement and Tax-Deferred Savings Plan trust and the CH2M HILL Deferred Compensation Plan trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. These executive officers, directors and beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by the reporting persons. Based on our records, we believe that all Section 16(a) reporting requirements related to CH2M directors, executive officers and holders of more than 10% of our common stock were timely fulfilled during fiscal year 2015, other than one late Form 4 for each of Ms. Speranza and Messrs. Beckman, Fallon, McIntyre and Szomjassy relating to the cancellation of restricted stock grants in February 2015, which reports were filed on March 26, 2015.

20 CH2M 2016 Proxy Statement

Equity Compensation Plan Information

The following information is provided as of December 25, 2015, with respect to compensation plans pursuant to which CH2M may grant equity awards to eligible persons. Please see Note 15 to the Consolidated Financial Statements, contained in CH2M's Annual Report on Form 10-K for the fiscal year ended December 25, 2015, for descriptions of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders[1]	2,205,246	[3]	$55.92	12,890,260	[4]

Equity compensation plans not approved by security holders[2]	74,812	[5]	$62.89	—	[6]

Total	2,280,058		$56.15	12,890,260

1
The equity compensation plans approved by stockholders include the CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan and the CH2M HILL Companies, Ltd. Payroll Deduction Stock Purchase Plan as amended and restated effective January 1, 2004 (PDSPP).

2
The equity compensation plans not approved by stockholders include the CH2M HILL Companies, Ltd. Amended and Restated Short-Term Incentive Plan effective January 1, 2012 and the CH2M HILL Companies, Ltd. Amended and Restated Long Term Incentive Plan effective January 1, 2011.

3
Consists of 2,205,246 outstanding stock options. These stock options were granted prior to December 25, 2015.

4
Includes 2,308,247 shares reserved for future issuance under the 2009 Stock Option Plan and 10,582,013 shares available for purchase under the PDSPP.

5
Includes 74,812 shares issued under the Short-Term Incentive Plan and the Long Term Incentive Plan paid or to be paid in 2016. These shares were earned in 2015.

6
Shares available for future issuance under the Long Term and Short-Term Incentive Plans (excluding shares reflected in column (a)) are not determinable until the end of each year.
CH2M 2016 Proxy Statement 21

Executive Compensation

Compensation Discussion and Analysis

In this section we provide an overview of our executive compensation philosophy and objectives, as well as detailed information about the compensation and benefit program for our CEO and other Named Executive Officers (NEOs) in 2015. Our 2015 Named Executive Officers (NEOs) are as follows:

•
Jacqueline C. Hinman, Chief Executive Officer and Chairman of the Board of Directors.

•
Gary L. McArthur, Executive Vice President and Chief Financial Officer.

•
John A. Madia, Executive Vice President and Chief Human Resources Officer (retired).

•
Gregory T. McIntyre, President, Global Business Groups.

•
Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary.

Executive Summary

In 2015, CH2M achieved solid year-over-year financial performance. Moreover, we made significant progress on a variety of operational measures and strategic initiatives. In particular, the Compensation Committee considered the following results in evaluating the Company's performance:

2015 Company Performance Highlights

•
Realized $5.36 billion in revenue and $80 million in net income.

•
Ended the year with a healthy balance sheet including $197 million in cash and cash equivalents.

•
Strong new orders performance as we executed on our client-centric strategy, with a 7% growth in New Gross Margin over 2014, and an increase in our capture rate of 30%, resulting in a total backlog of $10.3 billion, an increase of $2.1 billion.

•
Resulted in a 31% increase in CH2M's price during 2015 on a year-on-year basis.

•
Achieved our best level of safety performance in CH2M's history, reducing by 10% total recordable rate from 2014.

•
Remained steadfast in our commitment to being a leader on the issue of diversity in the industry with such diversity efforts being saluted externally by:

  •
  2020 Women on Boards recognizing CH2M as a "W" company;

  •
  Receipt of the National Society of Black Engineers Golden Torch and Chairman's Award; and

  •
  Recognition by the Society of American Military Engineers as a JW Morris Sustaining Member.

•
Capped off a year of solid performance in 2015 by being honored by Ethisphere in March 2016 as one of the World's Most Ethical Companies, as has been the case every year since 2009.

The Compensation Committee approved adjustments to the 2016 compensation for our Named Executive Officers based on the Company's performance in 2015 and the competitive market analysis conducted by the independent compensation consultant (see the Key Elements of Compensation section below for more detail).

Compensation Philosophy

Our executive compensation programs are designed to attract and retain our senior executives, and motivate them to achieve CH2M's short- and long-term operational and financial goals in the best long-term interest of CH2M's stockholders. They are also designed to ensure that the compensation packages for our executives are aligned to

22 CH2M 2016 Proxy Statement

market practices and benchmarks. We also have a strong pay-for-performance philosophy. As a result, approximately 76% of the 2015 target compensation for our Named Executive Officers was linked to CH2M performance objectives, individual performance objectives, and stock price performance.

Our compensation philosophy is based on two fundamental principles: competitive market compensation and pay-for-performance:

•
Competitive Market Compensation.  CH2M pays its executives and other employees compensation that compares to compensation paid by industry peers because the market for qualified executives and employees in our industry is highly competitive. We also evaluate competitive pay practices among general industry companies of similar size, complexity and performance because certain executives may be drawn from this broader market. We target all elements of our compensation programs to provide compensation opportunity at the median of our peer companies and/or general industry. Actual payouts under these programs can be above or below the median based on CH2M's performance and each executive's individual performance.

•
Pay-for-Performance.  We align the interest of our executives and employees with the interest of our stockholders by paying for performance against agreed upon goals that tie with CH2M's short- and long-term objectives and strategic plans. We place a substantial portion of our executive officers' compensation at-risk, where total compensation over time depends on each executive's performance against established goals and on the overall performance of the company. Furthermore, a significant portion of all executives' compensation is provided in the form of CH2M stock, stock options, and restricted stock, which tie the total value of the compensation opportunity to CH2M's overall stock performance.

The long-term incentive awards granted to our executive officers are aligned to the strategic goals and long-term financial performance of CH2M, in line with our pay-for-performance philosophy. These long-term incentives also help retain executives over time and provide a means by which executives can meet our stock ownership guidelines.

One of our main objectives is to make sure that CH2M's compensation policies and practices for its employees and its executive officers optimize CH2M's performance without encouraging unreasonable risks or incentivizing behavior which may result in a material adverse effect on the company. The design of our executive compensation programs, which combines short- and long-term incentives, ties considerable compensation to company performance and aligns executive officers' interests with the interests of the company's stockholders.

We review our compensation philosophy and objectives annually in light of our performance against our goals and the performance of our peer companies. This process takes into account market risks and opportunities as well as the economic environment. We revise our compensation objectives, as appropriate, to focus on our strategic goals and objectives, and our requirements in recruiting and retaining leadership talent.

Pay for Performance

Based on the competitive market analysis performed by Sibson Consulting, the 2015 total target compensation for our Named Executive Officers ranged from 76% to 116% of the peer group median, and from 80% to 113% of the survey median, respectively, consistent with differences in experience, overall qualifications and performance.

CH2M 2016 Proxy Statement 23

The charts below illustrate how the total target compensation for our NEOs includes a substantial portion of variable (performance-based, and therefore "at risk") compensation. "Fixed" compensation refers to base salary and "variable" compensation refers to performance-based pay, which is the aggregate of stock (including both restricted stock and LTIP), AIP, and stock options. "Cash" compensation refers to base salary and AIP, and "equity" compensation refers to LTIP, stock options, and restricted stock.

In 2015, 60% of Ms. Hinman's target total compensation was equity-based and 82% was variable, and the average across all five NEOs was 54% equity-based and 76% variable.

2015 Target Compensation — CEO — Cash/Equity Target Pay Mix	2015 Target Compensation — CEO — Fixed/Variable Pay Mix

2015 Target Compensation — All NEOs — Cash/Equity Target Pay Mix	2015 Target Compensation — All NEOs — Fixed/Variable Pay Mix

24 CH2M 2016 Proxy Statement

The total target compensation changes for 2016 resulted in a slight increase in equity-based and variable compensation as illustrated below. Ms. Hinman's equity-based target compensation increased to 65%, and her variable target compensation increased to 84%. Similarly, the average across all NEOs increased to 58% equity-based and 79% variable. Mr. Madia is not included in the 2016 numbers due to his retirement.

2016 Target Compensation — CEO — Cash/Equity Target Pay Mix	2016 Target Compensation — CEO — FIxed/Variable Pay Mix

2016 Target Compensation — All NEOs — Cash/Equity Target Pay Mix	2016 Target Compensation — All NEOs — Fixed/Variable Pay Mix

Governance, Decision Makers, and Roles and Responsibilities

Stockholder Engagement and Say on Pay

We launched new stockholder communication initiatives in the last 18 months to provide more information and appealing access to CH2M's ownership program and company performance. These initiatives include:

•
Dedicated CH2M stockholder website providing easy access to our SEC filings and background information on the stockholder program. Stockholders can also submit questions via the website.

•
Reformatted CEO quarterly report with key financial results summarized in an easy-to-read format. The report is posted on our stockholder website and is now available to all stockholders.

•
Quarterly stockholder update calls hosted by Jacqueline C. Hinman, President, Chief Executive Officer and Chairman of the Board of Directors. These calls provide updates on company performance and the stock program, and recordings are posted on the stockholder website for those who aren't able to listen live.

CH2M provided stockholders a non-binding advisory "say-on-pay" vote on its executive compensation at its 2014 annual meeting of stockholders. Stockholders supported the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2014 meeting, with the proposal receiving support of approximately 82% of the votes cast. Our next say-on-pay and say-on-pay frequency votes are scheduled for 2017.

CH2M 2016 Proxy Statement 25

Governance Practices

The below table summarizes the practices that CH2M incorporates into its compensation programs, as well as the practices we do not engage in.

Practices CH2M Does Use

✓

Pay for performance — 76% of 2015 target compensation for NEOs was performance-based. In addition, a significant portion of NEO target compensation is "at risk" as demonstrated by forfeiture of the 2012 restricted stock grants and no payments under the 2014 AIP or 2012 LTIP

✓ Compensation Committee oversight and approval of NEO compensation
✓ Independent compensation consultant	✓ Change of control payments/vesting have a double trigger
✓ Benchmarking based on market data for peer companies and general industry	✓ Capped incentive payouts — 200% for AIP and LTIP
✓ Regular stockholder communications and quarterly calls	✓ Executive stock ownership guidelines

Practices CH2M Does NOT Use

✗ No employment agreements	✗ No cash perquisite allowance, country club fees, or company planes
✗ No executive re-pricing of under-water options	✗ No defined benefit pension (frozen in late 1993/early 1994). Replaced by market-competitive defined contribution executive retirement plan for senior executives only
✗ No tax gross-ups on change of control payments	✗ No hedging

Roles and Responsibilities

Our compensation programs include effective Board oversight, strong governance practices and a focus on alignment with stockholder interests. To ensure our executives are rewarded appropriately for performance and not incented to take risks which exceed our risk tolerance, our compensation practices also reflect prudent risk management principles. The Compensation Committee regularly monitors our programs to ensure they remain aligned with compensation best practices, regulatory requirements and feedback from our stockholders.

Compensation Committee

Our Board of Directors delegates the responsibility for determination and oversight of executive officers' compensation to its Compensation Committee. The Committee determines total compensation for the Chief Executive Officer based on her performance, the company's performance, and input the Committee receives from its independent compensation consultant. Based on market data provided by the compensation consultant, the Committee also reviews the CEO's compensation recommendations for the other Named Executive Officers and other key executives and ultimately approves such compensation.

26 CH2M 2016 Proxy Statement

In addition, the Committee recommends, for Board consideration and approval, compensation for independent members of the Board of Directors, and also reviews and approves the equity-based and cash-based incentive compensation plans designed to drive the company's strategic, operational, and financial objectives.

Independent Compensation Consultant

The Compensation Committee retains an independent compensation consultant to assist it in performing its responsibilities. In 2015, the Compensation Committee retained the services of Sibson Consulting ("Sibson"). At the request of the Committee, Sibson updates the annual compensation assessment for the CEO and other executive officers. This review provides a comprehensive assessment of the various components of our executive compensation programs against relevant market compensation data and practices from our peer companies and the general industry, as well as a recommended compensation range for our CEO and reference compensation ranges for our other executive officers. The Compensation Committee uses this information to consider and set compensation for the CEO and to review the CEO's recommendations for other executive officers' compensation. As part of this process, Sibson also provides compensation data for other key executives and managers at peer companies, which are used by the company in considering compensation levels. In addition, Sibson conducts an annual review of our peer companies to ensure they are appropriate for our annual compensation assessment, and also performs a sensitivity analysis of our incentive plans to ensure that the risk-reward relationship between performance and awards is aligned to the company's strategy and does not represent undue risk for the business. We paid Sibson approximately $269,251 for work performed in 2015.

In 2015, the Compensation Committee carefully considered Sibson's independence and all the services that Sibson provides to CH2M's management, and determined that Sibson's services to the company did not impair its independence because the value of compensation that Sibson derives from such services was not significant to its business.

CEO/Executive Management

CH2M's Chief Executive Officer reviews compensation data and analysis for all executive officers, including the information provided by Sibson Consulting. The CEO considers each component of executive compensation and determines how these components should be used to provide appropriate total compensation that motivates executive officers to optimize CH2M's short- and long-term operations and financial results in the best interest of CH2M's stockholders. The CEO then provides an overview of performance and accomplishments for each executive officer and makes recommendations to the Compensation Committee about the compensation levels and structure that the CEO deems appropriate. The CEO's recommendations are influential but not dispositive in the determinations of the Committee.

Benchmarking and Peer Companies

The Compensation Committee uses market data as a primary tool in establishing compensation for the Chief Executive Officer and the Board of Directors, and in reviewing the CEO's recommendations for compensation of other executive officers and then making its determinations.

In establishing 2015 compensation, the Compensation Committee reviewed total compensation information from general industry survey data, as well as proxy data for thirteen peer companies based on analysis prepared by Sibson Consulting. In considering which peer companies to include for this review, the Committee instructed Sibson to include companies of similar size and complexity that compete with CH2M for executive talent in our industry and our

CH2M 2016 Proxy Statement 27

geographic markets. The Committee believes that the reference group of peer companies set forth below was appropriate for its compensation analysis.* There were no year-over-year changes to the peer group.

Peer Company	2014 Revenue (in millions)	2014 Rank

Fluor	$21,532	1

Chicago Bridge & Iron	$12,975	2

Jacobs Engineering	$12,695	3

AECOM*	$8,357	4

EMCOR Group	$6,425	5

KBR, Inc.	$6,366	6

Peer Median	$6,366

The Babcock & Wilcox Co.	$2,923	7

Tetra Tech	$2,484	8

McDermott	$2,301	9

Granite Construction	$2,275	10

Willbros Group, Inc.	$2,027	11

Foster Wheeler*	N/A	N/A

URS*	N/A	N/A

CH2M	$5,413

*
In 2015, URS was removed from the peer group due to its merger with AECOM, and Foster Wheeler was re-named AMEC Foster Wheeler due to its acquisition by AMEC. These changes were reflected in the November 2015 compensation analysis used to set 2016 compensation. In addition, URS and Foster Wheeler did not report 2014 revenue because of their mergers.

Key Elements of Compensation

The Compensation Committee believes that, by creating a total compensation package for our executive officers that combines short- and long-term incentives, we align their interests with the interests of CH2M and its stockholders. We review our performance against our peer companies as a factor in determining our executive officers' total compensation. We also believe our pay-for-performance model appropriately motivates performance and encourages appropriate risk taking, while encouraging retention. As our financial performance increases relative to our performance goals, the executive officers' potential for additional compensation under our short- and long-term incentive programs increases as well. If our performance does not meet our goals, total compensation falls and incentive compensation may be reduced to zero.

The key elements of the total compensation awarded to our Named Executive Officers include: base salary, a cash-based annual incentive award, and equity-based long-term incentives consisting of common stock, stock options, and restricted stock as summarized in the below table. We also offer market-competitive benefits and select perquisites.

28 CH2M 2016 Proxy Statement

Pay Element	Primary Objective	Factors Increasing or Decreasing Reward	Target Pay Position Relative to Peer Group	Type of Compensation and Time Horizon

Base Salary	Pay individuals for their roles, responsibilities, experience, and performance	• Performance against objectives • Individual responsibilities and experience level • Competitive pay within the range • Company financial performance	The Committee targets median pay for base salary	Fixed (not at risk); no time horizon

Annual Incentive Plan (AIP)	Motivate and reward achievement of annual financial objectives and individual performance goals

•

Company earnings against Annual Business Plan

•

New Gross Margin In against Annual Business Plan

•

Safety, cash flow, overhead cost management, cross business collaboration, year-over-year earnings growth and staff development

•

Achievement of individual performance goals

			Target median total cash compensation for target performance	Variable (at risk); one-year time horizon

Long-Term Incentive Plan (LTIP)	Motivate and reward achievement of long-term goals and increased stockholder value over a three-year period	• Three-year, cumulative earnings • Three-year, cumulative NGMI	Total potential value is targeted at market median to provide competitive total direct compensation against our peer group	Variable (at risk); three-year time horizon

Stock Options	Incentivize focus on longer term strategic goals and creation of stockholder value	• Change in stock price	Total potential value is targeted at market median to provide competitive total direct compensation against our peer group	Variable (at risk); three-year time horizon for full vesting

Restricted Stock	Motivate and reward achievement of specified financial goals	• Change in stock price • EBITDA as a percent of revenue over a three-year performance period	Total potential value is targeted at market median to provide competitive total direct compensation against our peer group	Variable (at risk); three-year time horizon for vesting

Benefits and Perquisites	Provide benefits competitive with the market and our peer group to attract and retain executives	• Position	Competitive executive benefits	Fixed (not at risk); no time horizon

Supplemental Executive Retirement & Retention Plan	Provide a non-qualified, defined contribution retirement benefit to attract and retain executives	• Age at date of hire	Competitive executive benefits	Fixed (not at risk); time horizon varies — a portion has a rolling vesting schedule and a portion cliff vests at age 65

CH2M 2016 Proxy Statement 29

Base Salary

We provide our NEOs with an annual base salary that we believe is appropriate for their responsibilities, experience, and the complexity and strategic impact of their roles. Each role has a market-competitive range based on peer and survey data as determined by the Compensation Committee with input from its independent compensation consultant. The position of the executive within the range for their role is based on their experience, qualifications, and performance.

The Compensation Committee reviewed the salaries for the NEOs and the competitive market data at the November 2014 Compensation Committee meeting, and determined that no adjustments would be made for 2015 in light of the company's performance in 2014, with the exception of Mr. McIntyre due to his promotion in January 2015 to President, Global Business Groups. The Committee conducted a similar review at the December 2015 Board meeting and made adjustments based on the market position of each executive and the company's positive performance in 2015. Annual salaries for 2014, 2015, and 2016 are summarized in the below table.

NEO	2014 Annual Salary	2015 Annual Salary	2014-15 % Change	2016 Annual Salary	2015-16 % Change

Hinman	$900,000	$900,000	0%	$1,000,000	11.1%

McArthur	$580,000	$580,000	0%	$600,000	3.4%

Madia	$453,000	$453,000	0%	N/A	N/A

McIntyre	$400,000	$450,000	12.5%	$480,000	6.7%

McCoy	$500,000	$500,000	0%	$520,000	4.0%

Annual Incentive Plan

The Annual Incentive Plan (AIP) is our performance-based, short-term incentive program, and comprises a portion of each NEO's variable ("at risk") compensation. Three levels of performance are factored into each AIP: enterprise, business unit, and individual. A new plan is established each year and the Compensation Committee approves the plan's performance goals as well as the target incentive for each NEO. The performance period is from January 1 through December 31, and final determination of awards is made at the Compensation Committee meeting in February following the end of the performance period. Awards are typically paid in 100 percent cash in keeping with market practice of our reference group of peer companies.

In order to ensure a focus on both profitability and future business growth, the two primary goals for the 2015 plan were enterprise and business unit earnings and New Gross Margin In (NGMI). For plan participants at the business-unit level, the enterprise goals are weighted at 40% and the business unit goals are weighted at 60%. For participants at the enterprise level, including all NEOs, the enterprise goals are weighted at 100%. After business unit and enterprise performance results are used to adjust target awards up or down, each participant's individual modifier is applied to calculate the final award payout. The individual modifier reflects, amongst other factors, individual performance relative to annual goals and individual contribution to the attainment of enterprise and business unit strategic objectives.

Both the enterprise and business unit objectives must meet a 70% threshold in order for the respective targets to pay out, and the maximum payout is 200% for each factor.

30 CH2M 2016 Proxy Statement

In February 2016 the Compensation Committee approved the final awards for the NEOs as follows:

NEO	2015 AIP Target %	2015 AIP Target $	Final Award Paid March 2016

Hinman	120%	$1,080,000	$1,273,050

McArthur	90%	$522,000	$566,083

Madia	75%	$339,750	$336,403

McIntyre	75%	$337,500	$366,002

McCoy	75%	$375,000	$353,625

The 2016 AIP performance goals, as well as the NEO targets, were approved at the December 2015 Compensation Committee meeting. The performance goals are enterprise earnings and New Gross Margin In (NGMI), with a 70% minimum threshold and a 200% maximum payout. In 2016, all plan participants will be measured on enterprise performance in order to foster increased collaboration and teamwork across the enterprise. The 2016 NEO target awards are summarized as follows:

NEO	2016 Base Salary	2016 AIP Target %	2016 AIP Target $

Hinman	$1,000,000	120%	$1,200,000

McArthur	$600,000	90%	$540,000

Madia	N/A	N/A	N/A

McIntyre	$480,000	80%	$384,000

McCoy	$520,000	80%	$416,000

Long-Term Incentive Compensation

The long-term component of our incentive compensation is intended to reward and retain our executives, motivate them to focus on long-term goals and increase stockholder value, and help them meet their Executive Stock Ownership Guidelines. Long-term incentive (LTI) compensation includes the Long-Term Incentive Plan (LTIP) and annual stock option and restricted stock grants, and the mix between the two components varies depending on the job level of each executive.

In November 2014, the Compensation Committee approved the 2015 long-term incentive targets for the NEOs. Based on the company's 2014 performance, the 2015 targets were the same as the 2014 targets, with the exception of Mr. McIntyre due to his promotion in January 2015 to President, Global Business Groups. Similarly, at the December 2015 Compensation Committee meeting, the 2016 long-term incentive targets were reviewed. The adjustments summarized below were approved based on the market position of each executive.

CH2M 2016 Proxy Statement 31

The 2014, 2015 and 2016 total long-term incentive target awards are summarized in the table below. The total LTI targets comprise both the Long-Term Incentive Plan target as well as the target for the stock option and restricted stock grants, both of which are discussed more fully in the sections below.

NEO	2014 Annual Salary	2014 Total LTI Target %	2014 Total LTI Target $	2015 Annual Salary	2015 Total LTI Target %	2015 Total LTI Target $	2016 Annual Salary	2016 Total LTI Target %	2016 Total LTI Target $

Hinman	$900,000	330%	$2,970,000	$900,000	330%	$2,970,000	$1,000,000	400%	$4,000,000

McArthur	$580,000	240%	$1,392,000	$580,000	240%	$1,392,000	$600,000	240%	$1,440,000

Madia	$453,000	150%	$679,500	$453,000	150%	$679,500	N/A	N/A	N/A

McIntyre	$400,000	95%	$380,000	$450,000	150%	$675,000	$480,000	160%	$768,000

McCoy	$500,000	135%	$675,000	$500,000	135%	$675,000	$520,000	150%	$780,000

Long-Term Incentive Plan (LTIP)

The Long-Term Incentive Plan (LTIP) is our performance-based, long-term incentive program, and comprises a portion of each NEO's variable ("at risk") compensation. Each LTIP has a three-year performance period, and a new plan is established each year. Therefore, there are three plans outstanding at any one time.

The Compensation Committee approves the performance goals for each new plan as well as the target incentive for each NEO. Whereas the Annual Incentive Plan typically has enterprise, business unit, and individual performance criteria, the LTIP utilizes enterprise performance goals only. Although the specific goals for the outstanding plans vary slightly, each LTIP has an earnings goal and gross margin goal in order to ensure a focus on both profitability and future revenue growth. Final determination of awards is made at the Compensation Committee meeting in February following the end of the three-year performance period. Awards are typically paid 100 percent in CH2M stock.

At the February 2016 Compensation Committee meeting, the payout percentage for the 2013 LTIP (for the 2013-2015 program period) was approved at 57.2% for all participants other than the current NEOs. The 2013 LTIP was set with two performance metrics which were Earnings Before Bonus and Tax (EBBT) weighted at 80% and Gross Margin Backlog Compounded Annual Growth Rate (CAGR) weighted at 20%. The EBBT metric was met with a result of 41.2% but the Gross Margin Backlog CAGR was below the minimum threshold and therefore the result was 0%. The two performance metrics combined must meet a 50% minimum result for payment under the plan, unless otherwise determined by the Compensation Committee under the LTIP. When the metrics were set in 2012, our strategy emphasized continuation of (and substantial growth in) our EPC and Design-Build (D/B) business. Such types of projects generally have larger gross margin associated with them than our traditional consulting projects. However, starting in September 2013, and continuing into 2014, we reset our strategy around EPC and D/B services. With removing the discontinued EPC and D/B business (with the exception of Water D/B which has not been discontinued) from the planned 2013 Gross Margin Backlog (starting) number, the result would be at target or 20%. The Compensation Committee took this into consideration but also believes expectations on the consulting business would have been set at a higher level. Based on these factors, the Compensation Committee arrived at the 57.2% payout percentage (excluding the current NEOs).

At the December 2015 meeting the Committee approved the NEO target awards for the 2016 plan.

32 CH2M 2016 Proxy Statement

The goals and performance periods for the 2013 - 2016 LTIPs are summarized as follows:

Plan Year	Performance Goals & Weightings	Performance Period	Payout Timing

2013	Cumulative earnings (80%) and Year-End Gross Margin Backlog CAGR (20%)	Jan. 1 2013 — Dec. 31, 2015	Mar. 2016

2014	Cumulative earnings (80%) and Year-End Gross Margin Backlog CAGR (20%)	Jan. 1 2014 — Dec. 31, 2016	Mar. 2017

2015	Cumulative earnings (60%) and Cumulative New Gross Margin In (40%)	Jan. 1 2015 — Dec. 31, 2017	Mar. 2018

2016	Cumulative earnings (60%) and Cumulative New Gross Margin In (40%)	Jan. 1 2016 — Dec. 31, 2018	Mar. 2019

The final awards under the 2013 LTIP are summarized as follows:

NEO	2013 LTIP Target %	2013 LTIP Target $	Final Award Paid March 2016

Hinman	80%	$391,402	$0

McArthur*	N/A	N/A	N/A

Madia	75%	$318,753	$182,327

McIntyre	60%	$225,000	$0

McCoy*	N/A	N/A	N/A

*
Messrs. McArthur and McCoy were not participants in the 2013 LTIP.

Although the performance metrics for the 2013 LTIP were not met, in February 2016 the Compensation Committee approved an award payout under the 2013 LTIP for all participants other than NEOs at the time, including Ms. Hinman and Mr. McIntyre, who were the only 2015 NEOs excluded from the 2013 LTIP award. Mr. Madia was not considered an NEO by the Compensation Committee at the time of its decision due to his retirement as an executive officer in January 2016, and Mr. Madia was consequently awarded a payout under the 2013 LTIP. Based on the individual contributions of Ms. Hinman and Mr. McIntyre to the firm's achievement of year-over-year growth from 2014 to 2015, the Committee believed it appropriate to recognize their contributions, outside of the LTIP, with a discretionary award of CH2M stock valued at $220,000 and $125,000, respectively.

Finally, the target awards for the 2014-2016 plans are summarized as follows:

NEO	2014 Base Salary	2014 LTIP Target %	2014 LTIP Target $	2015 Base Salary	2015 LTIP Target %	2015 LTIP Target $	2016 Base Salary	2016 LTIP Target %	2016 LTIP Target $

Hinman	$900,000	230%	$2,070,000	$900,000	230%	$2,070,000	$1,000,000	280%	$2,800,000

McArthur	$580,000	110%	$638,000	$580,000	110%	$638,000	$600,000	110%	$660,000

Madia	$453,000	75%	$339,750	$453,000	75%	$339,750	N/A	N/A	N/A

McIntyre	$400,000	65%	$260,000	$450,000	75%	$337,500	$480,000	80%	$384,000

McCoy	$500,000	75%	$375,000	$500,000	75%	$375,000	$520,000	75%	$390,000

CH2M 2016 Proxy Statement 33

Due to his retirement as Executive Vice President and Chief Human Resources Officer, Mr. Madia's payments under the 2014 and 2015 plans will be prorated based on the number of full months worked during each plan's 36-month performance period as outlined in the plan document. The prorated payments will be subject to the minimum performance thresholds established under each plan and will be paid in March 2017 and 2018, respectively.

Consistent with our pay-for-performance philosophy, the LTIP provides the Compensation Committee with discretion to reduce actual payouts to ensure that any one operational performance goal is not achieved at the expense of other important strategic objectives.

Annual Stock Option and Restricted Stock Grants

Our executive officers receive annual stock option and restricted stock grants that comprise the third major portion of their variable ("at risk") compensation. The total grant amount is calculated as a percentage of base salary, which is then divided into 75% stock options and 25% restricted stock. The Compensation Committee approves the equity target for each NEO.

Stock options are granted to our executives to provide an attractive incentive to focus on our longer term strategic goals and create stockholder value. Our grants are made with the strike price equal to the stock price in effect on the grant date. They vest 25% on the first anniversary of the grant date, 25% on the second anniversary, and 50% on the third anniversary, and expire after five years. Although we are required to reflect compensation expense for stock options pursuant to applicable accounting rules, the granted stock options only have realized value to the executive to the extent that our stock price increases during the term of the stock options.

Restricted stock is granted to our executives to motivate and reward them for the achievement of specified financial goals. Each annual grant has a three-year cliff vesting schedule, and a performance feature that can increase or decrease the number of shares that ultimately vest after the restricted period has ended. Although the performance targets for the outstanding grants vary slightly, each restricted stock grant has an EBITDA (earnings before interest, taxes, depreciation and amortization) goal to ensure a focus on profitability. Final determination of awards is made at the Compensation Committee meeting in February following the end of the three-year performance period.

The grant date value of the equity awards (including both restricted stock and stock options) granted in 2014, 2015, and 2016 is summarized as follows:

NEO	2014 Base Salary	2014 Equity Target %	2014 Equity Target $	2015 Base Salary	2015 Equity Target %	2015 Equity Target $	2016 Base Salary	2016 Equity Target %	2016 Equity Target $

Hinman	$900,000	100%	$900,000	$900,000	100%	$900,000	$1,000,000	120%	$1,200,000

McArthur	$580,000	130%	$754,000	$580,000	130%	$754,000	$600,000	130%	$780,000

Madia	$453,000	75%	$339,750	$453,000	75%	$339,750	N/A	N/A	N/A

McIntyre	$400,000	30%	$120,000	$450,000	75%	$337,500	$480,000	80%	$384,000

McCoy	$500,000	60%	$300,000	$500,000	60%	$300,000	$520,000	75%	$390,000

34 CH2M 2016 Proxy Statement

The grant date value, strike price, and number of options for the 2014-2016 annual stock option grants are summarized as follows:

NEO	2014 Grant Date Option Value	2014 Strike Price	2014 Number of Options**	2015 Grant Date Option Value	2015 Strike Price	2015 Number of Options**	2016 Grant Date Option Value	2016 Strike Price	2016 Number of Options**

Hinman	$675,000	$69.43	24,305	$675,000	$47.86	35,259	$900,000	$62.89	35,777

McArthur*	$565,500	$60.20	23,484	$565,500	$47.86	29,539	$585,000	$62.89	23,255

Madia	$254,813	$69.43	9,175	$254,813	$47.86	13,310	N/A	N/A	N/A

McIntyre	$90,000	$69.43	3,241	$253,125	$47.86	13,222	$288,000	$62.89	11,449

McCoy*	$225,000	$60.20	9,344	$225,000	$47.86	11,753	$292,500	$62.89	11,627

*
The 2014 grants for Messrs. McArthur and McCoy were issued in August and September, respectively, shortly after their dates of hire. The other 2014 NEO grants were issued in February.

**
The Black Scholes model is referenced for determining the value of stock options and calculating the number of options to issue. Our methodology is validated periodically through an assessment of the Black Scholes factor used by our peers.

The grant date value, grant share price, and number of shares for the 2014-2016 annual restricted stock grants are summarized as follows:

NEO	2014 Grant Date Value	2014 Share Price	2014 Number of Shares	2015 Grant Date Value	2015 Share Price	2015 Number of Shares	2016 Grant Date Value	2016 Share Price	2016 Number of Shares

Hinman	$225,000	$69.43	3,241	$225,000	$47.86	4,701	$300,000	$62.89	4,770

McArthur*	$188,500	$60.20	3,131	$188,500	$47.86	3,939	$195,000	$62.89	3,101

Madia	$84,938	$69.43	1,223	$84,938	$47.86	1,775	N/A	N/A	N/A

McIntyre	$30,000	$69.43	432	$84,375	$47.86	1,763	$96,000	$62.89	1,526

McCoy*	$75,000	$60.20	1,246	$75,000	$47.86	1,567	$97,500	$62.89	1,550

*
The 2014 grants for Messrs. McArthur and McCoy were issued in August and September, respectively, shortly after their dates of hire. The other 2014 NEO grants were issued in February.

The Compensation Committee approves the performance goals for each annual restricted stock grant. The following table summarizes the goals for the 2013 - 2016 grants.

	2013		2014		2015		2016

	EBITDA %*	Payout	EBITDA %*	Payout	EBITDA %*	Payout	Cumulative EBITDA ($M)	Payout

Threshold	3.8%	75%	4.0%	50%	4.9%	75%	$970	75%

			4.1%	75%

Target	4.0%	100%	4.4%	100%	6.5%	100%	$1,141	100%

Max	4.3%	125%	4.7%	125%	7.2%	125%	$1,198	125%

*
EBITDA as a percent of revenue.
CH2M 2016 Proxy Statement 35

The EBITDA % result for the 2013 grant was approved by the Compensation Committee at the February 2016 Board of Directors meeting. The result was 4.8% which equated to a 125% payout percentage. The final number of vested shares from these grants is summarized below.

NEO	2013 Grant Date Value	2013 Share Price	2013 Grant Date # of Shares	Final Number of Vested Shares

Hinman	$97,850	$57.64	1,698	2,122

McArthur	N/A	N/A	N/A	N/A

Madia	$63,750	$57.64	1,106	1,383

McIntyre	$23,438	$57.64	407	508

McCoy	N/A	N/A	N/A	N/A

Other Compensation Programs

In November 2014, the Compensation Committee approved a compensation program (called the CEO Fund) to retain the people critical to advancing strategic imperatives and CH2M's turnaround in 2015. In light of the absence of payments under the Annual Incentive Plan in 2014 and lower than target AIP payments in prior years, the Committee determined that the CEO Fund was essential to retaining key employees during a time of highly competitive recruiting in the industry. Accordingly, the Committee approved the use of up to $5 million for CEO Fund incentives in 2015. In May 2015, the Committee approved awards valued at $2.8 million for employees at various levels and roles in the organization based on their respective contributions toward advancing strategic imperatives and driving company results, as follows:

•
a 2.5% salary increase during the second half of 2015 for certain members of middle management, which individuals had not received a salary increase in 2014; and

•
retention awards for approximately sixty senior leaders that had strategic roles in achieving CH2M's turnaround.

The awards to each of the NEOs are included in the Summary Compensation Table at the end of this narrative. A one-year payback clause was included in each recipient's agreement for retention purposes. All incentive awards under the CEO Fund granted to executive members of management were approved by the Compensation Committee, and the incentive award to the CEO was determined independently and solely by the Compensation Committee. For other recipients of the incentive awards, a committee composed of executive members of management approved the selection of such other recipients and the amount of their awards. NEO awards under this program are as follows:

NEO	CEO Fund Award

Hinman	$300,000

McArthur	$250,000

Madia	$100,000

McIntyre	$200,000

McCoy	$100,000

In February 2016, the Compensation Committee approved discretionary stock awards to Ms. Hinman and Mr. McIntyre in lieu of awards under the 2013 LTIP since the performance metrics set in 2013 for the 2013 LTIP (for the 2013 - 2015 program period) were not met. Whereas the Compensation Committee nevertheless approved an award payout under the 2013 LTIP for all participants other than current NEOs, Ms. Hinman and Mr. McIntyre as the only current NEOs who are participants in the 2013 LTIP were excluded from the 2013 LTIP award that is payable 100% in CH2M stock. Based

36 CH2M 2016 Proxy Statement

on their individual contributions to the firm's achievement of year-over-year growth from 2014 to 2015, the Committee believed it appropriate to recognize their contributions, outside of the LTIP, with a discretionary award of CH2M stock. In making this determination, the Committee considered the growth in the New Gross Margin In during the 2015 performance year which has positioned the company to meet or exceed its targets for continued growth in 2016. No other current NEOs were approved for a discretionary stock award at the February 2016 Compensation Committee meeting. These discretionary awards are included in the Summary Compensation Table at the end of this narrative.

NEO	Discretionary Stock Award

Hinman	$220,000

McArthur	N/A

Madia	N/A

McIntyre	$125,000

McCoy	N/A

2015 and 2016 NEO Compensation

We look at executive compensation in multiple ways, including (1) target total compensation, (2) actual compensation realized, and (3) total compensation using the methodology required by the Securities and Exchange Commission (SEC) for the Summary Compensation Table (SCT).

The below chart highlights the primary differences between these 3 methods:

2015 Target Total Compensation	Actual Compensation Realized in 2015	2015 Total Compensation in Summary Compensation Table*

2015 Base Salary	Base Salary Earned in 2015	Base Salary Earned in 2015

Target 2015 Annual Incentive (Paid in 2016)	Actual Annual Incentive for 2015 Performance (Paid in 2016)	Actual Annual Incentive for 2015 Performance (Paid in 2016)

Target 2015 Long-Term Incentive (Paid in 2018)	Actual Long-Term Incentive for 2013-2015 Performance (Paid in 2016)	Actual Long-Term Incentive for 2013-2015 Performance (Paid in 2016)

Grant Date Value of Restricted Stock and Stock Option Awards Issued in 2015	Value of Restricted Stock That Vested in 2015 and Gain on Stock Options Exercised in 2015.	Grant Date Value of Restricted Stock and Stock Option Awards Issued in 2015

*
For comparison purposes, this shows only a portion of the compensation included in the Summary Compensation Table. For complete details please refer to the table at the end of this narrative.

The data we report in the Summary Compensation Table (SCT) at the end of this narrative is based on the requirements of the Securities and Exchange Commission (SEC). Because all companies are required to present data in the same way in the SCT, the consistent format makes it easy to make comparisons between different companies. However, we believe that it is also important to look at target total compensation as well as actual compensation realized. Target total compensation includes a significant portion of performance-based compensation that may become actual compensation realized in future years based on company performance.

CH2M 2016 Proxy Statement 37

NEO Target Total Compensation

2015 Target Total Compensation

Target total compensation for the Named Executive Officers in 2015 is summarized below. As discussed above, since our incentive plans have performance criteria and performance periods with varying time horizons, the actual compensation earned can be higher or lower than target compensation in a given year.

NEO	2015 Base Salary	2015 AIP Target %	2015 AIP Target $	2015 LTIP Target %	2015 LTIP Target $	2015 Equity Target %	2015 Equity* Target $	2015 Total $

Hinman	$900,000	120%	$1,080,000	230%	$2,070,000	100%	$900,000	$4,950,000

McArthur	$580,000	90%	$522,000	110%	$638,000	130%	$754,000	$2,494,000

Madia	$453,000	75%	$339,750	75%	$339,750	75%	$339,750	$1,472,250

McIntyre	$450,000	75%	$337,500	75%	$337,500	75%	$337,500	$1,462,500

McCoy	$500,000	75%	$375,000	75%	$375,000	60%	$300,000	$1,550,000

*
Grant date value of annual restricted stock and stock option awards.

Based on the competitive market analysis performed by Sibson Consulting, the 2015 total target compensation for our Named Executive Officers ranged from 76% to 116% of peer group median, and from 80% to 113% of the survey median, respectively, consistent with differences in experience, overall qualifications, and performance. Ms. Hinman's 2015 total target compensation was 78% of the peer group median and 80% of the general industry survey median.

2016 Target Total Compensation

Based on the company's 2015 performance and the data from Sibson's competitive market analysis, the Compensation Committee approved the 2016 total target direct compensation for the NEOs as summarized below. These changes improved the competitive market position of our NEOs in keeping with our compensation philosophy.

NEO	2016 Base Salary	2016 AIP Target %	2016 AIP Target $	2016 LTIP Target %	2016 LTIP Target $	2016 Equity* Target %	2016 Equity* Target $	2016 Total $

Hinman	$1,000,000	120%	$1,200,000	280%	$2,800,000	120%	$1,200,000	$6,200,000

McArthur	$600,000	90%	$540,000	110%	$660,000	130%	$780,000	$2,580,000

Madia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

McIntyre	$480,000	80%	$384,000	80%	$384,000	80%	$384,000	$1,632,000

McCoy	$520,000	80%	$416,000	75%	$390,000	75%	$390,000	$1,716,000

*
Grant date value of annual restricted stock and stock option awards.

As a result of the adjustments, 2016 total target compensation ranged from 85% to 112% of the peer group median, and 96% to 112% of the survey median, respectively, consistent with differences in experience, overall qualifications, and performance. Ms. Hinman's 2016 total target compensation is 91% of the peer group median and 107% of the general industry survey median. The 2016 market position of the NEOs is based on the more recent competitive market assessment conducted by Sibson Consulting in November 2015 using more recent market data with a slightly different peer group as discussed above in the Benchmarking and Peer Companies section (removal of URS due to its merger with AECOM, and re-naming of Foster Wheeler to AMEC Foster Wheeler due the acquisition of Foster Wheeler by AMEC). Due to his retirement, Mr. Madia is not included in these numbers.

38 CH2M 2016 Proxy Statement

NEO Actual Compensation Realized

In addition to total target compensation, we also look at actual pay realized so that we can more clearly show the relationship between company performance and actual NEO compensation. Actual performance for variable compensation programs can result in actual compensation that is significantly higher or lower than total target compensation.

The table below shows the primary components of the actual pay realized in 2015 for each NEO, including 2015 base salary, short- and long-term incentives earned in 2015, the value of restricted stock that vested in 2015, and the gain on stock options exercised in 2015.

NEO	2015 Base Salary Earned	2015 AIP Award*	2013 LTIP Award*	2015 CEO Fund Award	2015 Discretionary Stock Award*	Value of Restricted Stock that Vested in 2015**	Gain on Stock Options Exercised in 2015**	Total $

Hinman	$900,016	$1,273,050	$0	$300,000	$220,000	$0	$14,082	$2,707,148

McArthur	$580,008	$566,083	N/A	$250,000	N/A	$279	$0	$1,396,370

Madia	$453,003	$336,403	$182,327	$100,000	N/A	$0	$291,583	$1,363,316

McIntyre	$448,871	$366,002	$0	$200,000	$125,000	$38,355	$6,394	$1,184,622

McCoy	$500,011	$353,625	N/A	$100,000	N/A	N/A	$0	$953,636

*
These awards are treated as 2015 compensation because they were earned in 2015 even though they weren't paid until early 2016 after the end of the performance period.

**
As described above, the annual executive restricted stock grants have a three-year vesting period and also have an EBITDA-based performance feature. The performance result for the annual grants issued in 2012, which were scheduled to vest in 2015, was below the minimum threshold and therefore the shares did not vest. Messrs. McArthur and McCoy did not receive 2012 restricted stock grants because they were issued prior to their dates of hire. Mr. McIntyre received a separate, non-performance-based restricted stock grant in 2012 in lieu of participation in our Supplemental Executive Retirement and Retention Plan which did vest in 2015. Mr. McArthur received a separate 2014 restricted stock grant associated with our first-time buyer program which vested in 2015.

For all of the NEOs, actual compensation realized in 2015 was less than 2015 total target compensation. This is primarily due to the performance goals and vesting schedules associated with the variable compensation programs, as well as the 2012 performance-based restricted stock grants not vesting because the minimum threshold was not met.

Retirement Programs, Perquisites, and Other Benefits

Our executive officers are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in our medical, dental, disability, and life insurance plans. In addition to these general benefits, we offer financial planning consulting and executive physicals. In keeping with our philosophy of market-competitive and pay-for-performance compensation, we have historically provided only modest executive benefits and perquisites, and have not viewed these forms of compensation as a substantial part of the overall executive officers' compensation framework.

Limited Perquisites

We do not believe that providing generous executive perquisites is either necessary to attract and retain executive talent or consistent with our pay-for-performance philosophy. Accordingly, we provide only limited and modest perquisites to our executive officers, principally financial planning services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in both cases so that they are able to focus their attention on CH2M. We do not provide perquisites such as excise tax gross-ups (except on the financial planning perquisite), company automobiles, security services, club memberships, apartments or vacation homes to our executive officers.

One special benefit that we provide to a select group of executives is our Supplemental Executive Retirement and Retention Plan (SERRP). The SERRP is a non-qualified defined contribution plan under which CH2M provides pre-tax contributions that are distributed only after retirement from the company at age 65 or thereafter. The plan provides

CH2M 2016 Proxy Statement 39

those who are invited to participate in the plan with added incentives to continue in the service of the company by providing an attractive retirement benefit. The SERRP is a part of our competitive market compensation strategy and it allows us to attract and retain our senior executives.

The company contribution to each Named Executive Officer's SERRP account is the following percentage of base salary and short-term incentive: 25% for Ms. Hinman and Mr. Madia, 12.5% for Mr. McArthur and Mr. McIntyre, and 15.7% for Mr. McCoy.

During the life of the SERRP, the contribution levels may be set differently for different participants, and at different percentages of base salary and short-term incentive, as determined by the Compensation Committee. Ms. Hinman and Mr. Madia were participants in the original SERRP implemented in 2009, which was a non-qualified, hybrid defined-benefit/defined-contribution plan with a goal of providing 50% of the participants' final compensation in retirement. The plan was restated in 2012 and became a non-qualified, defined contribution plan with individual contribution percentages defined by the participant's age and job level. The original contribution percentages for Ms. Hinman and Mr. Madia were grandfathered under the old plan.

SERRP contributions have the following vesting schedules:

•
Annual contributions under the original plan vest 20% at the end of each plan year for five years.

•
Annual contributions under the restated plan have two vesting schedules depending on the contribution type: "reward" contributions vest 20% at the end of each plan year for five years, and "retention" contributions become 100% vested at age 65.

We also have a Deferred Compensation Plan (DCP) that allows CH2M the opportunity to provide a company match for compensation deferrals made by highly compensated employees whose 401(k) Plan contributions are limited by the Employee Retirement Income Security Act. All of the NEOs are participants in the DCP and they all received company contributions in 2015. Because the executive officers deferred the minimum required portion of their own 2015 base salary, CH2M contributed 6% of 2015 base pay in excess of the IRS limitation on compensation for qualified plans.

Participants are 100% vested at all times on DCP employee deferrals and earnings on those deferrals. Company contributions to the plan made prior to January 1, 2011, and the earnings thereon, become 100% vested after the earlier of: (a) completion of six years of vesting service (contributions vest 20% per year in years two through six), (b) attainment of age 65, or (c) attainment of age 55 and completion of five years of vesting service. Company contributions made after January 1, 2011 cliff vest when the employee qualifies for retirement under the plan (age 55) or as otherwise determined by the Compensation Committee.

Finally, CH2M provides for a payment of five times base salary (pre-tax) in a lump sum to the beneficiary of select CH2M executives, including the Named Executive Officers, upon their death. This is a pre-retirement employment benefit similar to term life insurance while the executive remains a CH2M employee.

Other Programs, Policies, and Guidelines

Executive Stock Ownership Guidelines

CH2M's Board of Directors has established stock ownership guidelines for our senior executives. The guidelines are intended to encourage management to own a meaningful amount of CH2M stock and therefore align individual financial goals with our company's success. Executives will achieve their recommended levels of ownership within five years of being promoted into a role or assuming a new position which is subject to the guidelines. The Compensation Committee reviews each executive's progress toward compliance with the guidelines. The Committee also reviews the executive stock ownership guidelines from time to time.

40 CH2M 2016 Proxy Statement

The following table sets forth the current stock ownership guidelines as approved by the Compensation Committee:

Position	Minimum Stock Ownership (as a multiple of Annual Base Salary)

Chief Executive Officer	Five Times Salary

Other Named Executive Officers	Three Times Salary

Other Senior Executives	Two Times Salary

Change of Control Compensation

Each of our Named Executive Officers has a change of control agreement with the company. Under these agreements, CH2M will provide the following benefits in the event of a covered termination of employment (the termination of the executive's employment by CH2M other than for cause or by the executive for good reason) that occurs within twenty-four months of a change of control:

•
Lump-sum cash payment in the amount equal to the sum of (a) 2.99 times the executive's highest annual base salary in effect during the twelve (12) month period immediately preceding the termination date and (b) 2.99 times the executive's target annual bonus assuming achievement of performance goals at target at the rate in effect immediately prior to the termination date, payable in a cash lump sum;

•
Payout of the executive's annual bonus for the fiscal year immediately preceding the termination Date (but only to the extent not yet paid prior to the termination date), as determined by the Board on or before the termination date or if no determination has been made, the executive's target annual bonus assuming achievement of performance goals at target at the rate in effect immediately prior to the termination date;

•
As applicable, pro-rata payout of the executive's bonus payouts under the long term incentive plan for the open bonus periods that include the termination date year and the executive's bonus payouts under the long term incentive plan for the period that ends in the fiscal year immediately preceding the termination date (but only to the extent such bonus payouts have not been paid);

•
Immediate vesting in all retirement and deferred compensation plans;

•
Continuation of health benefits for a period equal to the period the executive would be entitled to continuation coverage under a group health plan of CH2M following the date of termination;

•
Continuation of the same level of accident, disability, life insurance and any other similar welfare benefits through the end of the last day of the second taxable year following the date of termination; and

•
Immediate vesting of all equity awards, including stock options, stock appreciation rights, restricted stock, phantom stock, and stock value equivalent units.

For purposes of the change of control agreements, a "change of control" is defined generally to include:

•
Acquisition that constitutes more than 50% of the total fair value of CH2M stock;

•
Acquisition of ownership of CH2M stock that represents 30% or more of the total voting power of Company stock;

•
A change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during any 12-month period;

•
Liquidation or dissolution of CH2M, or acquisition of ownership of all or substantially all of the assets of CH2M.

Tax Deductibility and 162(m)

The Compensation Committee reviews executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation that exceeds $1,000,000 for certain executive officers. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code; however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M. The Committee reviews this policy on an ongoing basis.

CH2M 2016 Proxy Statement 41

Risks Inherent in Compensation Structure

CH2M's executive management and the Compensation Committee considered the company's compensation policies and practices for its executive officers and employees, in general, and determined that these policies and practices are reasonable and not likely to have a material adverse effect on the company. The design of the executive compensation program that combines short-term and long-term incentives places considerable compensation at-risk, and aligns executive officers' interests with the interests of the company's stockholders, thus creating an environment that encourages executive officers and other key employees to balance carefully risks and rewards for the company and not to assume unreasonable risks.

CH2M's executive management and the Compensation Committee carefully reviewed all elements of executive compensation to determine whether any components of compensation encourage excessive risk taking and concluded that:

•
Rolling three-year performance targets for long-term incentive compensation discourage short-term risk taking and encourage a long-term view,

•
The substantial equity component of compensation and ownership guidelines discourages excessive risk taking, and

•
The significant portion of at-risk compensation focused on long-term strategic results creates an appropriately measured approach to risk taking.

Further, as described elsewhere in the Compensation Discussion and Analysis, compensation decisions by the Compensation Committee include subjective considerations, which prevent a formulaic approach to compensation setting and do not drive unreasonable short-term focused business and risk taking decisions.

42 CH2M 2016 Proxy Statement

Compensation Committee Report

We evaluate and establish compensation for CH2M's executive officers and oversee the deferred compensation and equity-based compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for CH2M's financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. We are satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Compensation Committee:

Georgia R. Nelson, Chairperson
Malcolm Brinded
Charles O. Holliday, Jr.
Antoine G. Munfakh
Barry L. Williams

CH2M 2016 Proxy Statement 43

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding total compensation for the three one-year periods ended December 25, 2015, December 31, 2014, and December 31, 2013, which includes required disclosures for our CEO, CFO, and the three other most highly compensated executive officers of CH2M in 2015.

(a) Name and Principle Position	(b) Year	(c) Salary ($)	(d) Bonus ($)[3]	(e) Stock Awards ($)[4]	(f) Option Awards($)[5]	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[6]	(i) All Other Compensation ($)[7]	(j) Total ($)

Jacqueline C. Hinman	2015	900,016	1,573,050	445,000	269,767	(3,061)	303,933	3,488,705
Chief Executive Officer and	2014	889,919	—	225,000	196,141	6,150	370,394	1,687,604
Chairman of the Board of Directors	2013	509,886	312,839	305,090	81,612	(2,354)	93,522	1,300,595

Gary L. McArthur[1]	2015	580,008	816,083	188,500	226,005	—	67,223	1,877,819
Executive Vice President and	2014	223,080	—	188,801	254,144	—	36,234	702,259
Chief Financial Officer

John A. Madia[2]	2015	453,003	436,403	267,264	101,837	—	462,018	1,720,525
Executive Vice President and	2014	453,003	—	84,938	74,042	—	316,312	928,295
Chief Human Resources Officer	2013	442,465	264,067	249,206	53,171		142,649	1,151,559

Gregory T. McIntyre[1]	2015	448,871	366,002	209,375	101,163	(6,235)	96,481	1,215,657
President, Global Business Groups

Thomas M. McCoy[1]	2015	500,011	353,625	75,256	89,922	—	108,056	1,126,870
Executive Vice President, General Counsel and Corporate Secretary

1
Mr. McArthur became a Named Executive Officer in 2014 and his 2013 compensation is not included. Messrs. McIntyre and McCoy became Named Executive Officers in 2015 and their respective 2013 and 2014 compensation is not included.

2
Mr. Madia retired as an executive officer of CH2M effective January 2, 2016.

3
Bonus amounts in column (d) for fiscal years 2015 consist of bonuses earned under the short term incentive plan and discretionary bonuses as described below.

The following table provides a summary of the bonuses earned during the years ended December 25, 2015, December 31, 2014, and December 31, 2013. The 2014 short-term incentive plan did not pay out because the minimum performance threshold was not met. Discretionary bonuses were paid in 2015 through a compensation program (called the CEO Fund) approved by the Compensation Committee. The purpose of this program was to reward and retain key employees for advancing strategic imperatives and driving company results.

	AIP Short Term Incentive Plan ($)			Discretionary ($)			Total ($)

Name	2015	2014	2013	2015	2014	2013	2015	2014	2013

Jacqueline C. Hinman	1,273,050	—	312,839	300,000	—	—	1,573,050	—	312,839

Gary L. McArthur	566,083	—	—	250,000	—	—	816,083	—	—

John A. Madia	336,403	—	264,067	100,000	—	—	436,403	—	264,067

Gregory T. McIntyre	366,002	—	—	200,000	—	—	566,002	—	—

Thomas M. McCoy	353,625	—	—	100,000	—	—	453,625	—	—

4
Amounts in column (e) represent stock issued in connection with the long term incentive plans, restricted stock awards, and discretionary stock awards as described below. The long term incentive plan was paid 100% in CH2M stock.
44 CH2M 2016 Proxy Statement

The following table provides a summary of the stock awards earned during the years ended December 25, 2015, December 31, 2014, and December 31, 2013:

	LTIP Awards ($)			Restricted Stock Awards ($)[i]			Discretionary Stock Awards ($)			Total Stock Awards ($)

Name	2015	2014	2013	2015	2014	2013	2015	2014	2013	2015	2014	2013

Jacqueline C. Hinman	—	—	207,240	225,000	225,000	97,850	220,000	—	—	445,000	225,000	305,090

Gary L. McArthur	—	—	—	188,500	188,801	—	—	—	—	188,500	188,801	—

John A. Madia	182,327	—	185,456	84,937	84,938	63,750	—	—	—	267,264	84,938	249,206

Gregory T. McIntyre	—	—	—	84,375	—	—	125,000	—	—	209,375	—	—

Thomas M. McCoy	—	—	—	75,256	—	—	—	—	—	75,256	—	—

i
Amounts represent the aggregate grant date fair value of all restricted stock awards granted in the year shown. CH2M calculates these amounts in accordance with U.S. GAAP. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant.
5
Amounts represent the aggregate grant date fair value of all awards granted in the year shown. CH2M calculated these amounts in accordance with U.S. GAAP. Please see Note 15 of the consolidated financial statements in CH2M's Annual Report on Form 10-K for the year ended December 25, 2015, regarding the assumptions underlying the valuation of stock option awards.

6
Amounts shown reflect the actuarial change in the present value of accrued benefits under the frozen defined benefit pension plan for Ms. Hinman and Mr. McIntyre. Amounts were calculated using interest rates and mortality assumptions consistent with those used in CH2M's 2015, 2014 and 2013 consolidated financial statements. Please refer to Note 16 of the consolidated financial statements in CH2M's Annual Report on Form 10-K for the year ended December 25, 2015 regarding the assumptions underlying the valuation of pension benefits.

7
Amounts shown for 2015, 2014 and 2013 include:

	Foreign Service Income ($)[i]			Perquisites and Other Personal Benefits ($)ii			Registrant Contributions to Deferred Compensation Plans ($)iii			Registrant Contributions to Defined Contribution Plans ($)

Name	2015	2014	2013	2015	2014	2013	2015	2014	2013	2015	2014	2013

Jacqueline C. Hinman	—	97,824	9,368	17,651	15,294	7,390	260,985	234,986	48,729	7,950	9,981	18,066

Gary L. McArthur	—	—	—	17,589	20,436	—	21,339	—	—	15,758	3,346	—

John A. Madia	—	—	—	14,991	14,733	6,970	419,268	279,290	107,907	7,950	9,981	16,276

Gregory T. McIntyre	—	—	—	19,643	—	—	55,648	—	—	7,950	—	—

Thomas M. McCoy	—	—	—	—	—	—	86,503	—	—	14,680	—	—

	Insurance Premiums ($)			Tax Reimbursement ($)iv			Total Other Compensation ($)

Name	2015	2014	2013	2015	2014	2013	2015	2014	2013

Jacqueline C. Hinman	2,349	2,349	1,272	14,998	9,960	8,697	303,933	370,394	93,522

Gary L. McArthur	4,267	615	—	8,270	11,837	—	67,223	36,234	—

John A. Madia	12,761	5,381	5,234	7,048	6,927	6,262	462,018	316,312	142,649

Gregory T. McIntyre	3,997	—	—	9,243	—	—	96,481	—	—

Thomas M. McCoy	6,873	—	—	—	—	—	108,056	—	—

i
Foreign service income includes compensation for tax equalization payments, housing and travel allowances, and other related items earned while on foreign assignment.

ii
The amounts shown are primarily financial planning consulting fees.

iii
The amounts shown in this column are company contributions made into the Deferred Compensation Plan in 2015 and/or prior years that vested in 2015.

iv
Includes reimbursement due to an administrative error for FICA payments in 2014.
CH2M 2016 Proxy Statement 45

GRANT OF PLAN BASED AWARDS IN 2015

	(b) Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

(a) Name	Date	(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold ($)	(g) Target ($)	(h) Maximum ($)

Jacqueline C. Hinman	02/11/15	—	1,080,000	2,160,000	1,035,000	2,070,000	4,140,000

Gary L. McArthur	02/11/15	—	522,000	1,044,000	319,000	638,000	1,276,000

John A. Madia	02/11/15	—	339,750	679,500	169,875	339,750	679,500

Gregory T. McIntyre	02/11/15	—	337,500	675,000	168,750	337,500	675,000

Thomas M. McCoy	02/11/15	—	375,000	750,000	187,500	375,000	750,000

	(i) All Other Stock Awards; Number of Shares of Stock or Units	(j) All Other Option Awards; Number of Shares of Stock or Units	(k) Exercise or Base Price of Option Awards	(l) Grant Date Fair Value of Stock and Option Awards
(a) Name	(#)[3]	(#)[4]	($/Sh)	($)[5]

Jacqueline C. Hinman	4,701	35,259	47.86	269,767

Gary L. McArthur	3,939	29,539	47.86	226,005

John A. Madia	1,775	13,310	47.86	101,837

Gregory T. McIntyre	1,763	13,222	47.86	101,163

Thomas M. McCoy	1,572	11,753	47.86	89,922

1
Information set forth reflects the short-term incentive plan opportunities that were granted in 2015.

2
Information set forth reflects long term incentive plan opportunities that were granted in 2015. The 2015 program will be paid out on or after the three year award period ending December 31, 2017. The payment of the awards is generally in 100% CH2M stock, valued at the date of payment.

3
Information set forth reflects restricted stock grants made in 2015.

4
Information set forth reflects stock option grants made in 2015. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

5
Grant date fair value of stock and option awards was calculated in accordance with U.S. GAAP. The grant date fair value is reflected in the Summary Compensation Table in the year it is recognized. See Note 15 of the consolidated financial statements in CH2M's Annual Report on Form 10-K for the year ended December 25, 2015, regarding the assumptions underlying the valuation of stock awards.
46 CH2M 2016 Proxy Statement

Outstanding Equity Awards at December 25, 2015

	Option Awards					Stock Awards
Name	Grant Date MM/DD/YY	Number of securities Underlying Unexercised Options Exercisable (#)[1]	Number of securities Underlying Unexercised Options Unexercisable (#)	Options Exercise Price ($)	Options Expiration	Number of shares or Units of Stock that have not vested (#)[2]	Market Value of shares or Units of Stock that have not vested ($)[3]

(a)	(b)	(c)	(d)	(f)	(g)	(h)	(i)
Jacqueline C. Hinman	02/15/13	6,366	6,366	57.64	02/15/18	10,639	722,102
	02/14/14	6,077	18,228	69.43	02/14/19
	03/05/15	—	35,259	47.86	03/05/20

Gary L. McArthur	08/15/14	8,371	25,113	60.20	08/15/19	7,070	479,827
	03/05/15	—	29,539	47.86	03/05/20

John A. Madia	02/15/13	2,294	4,147	57.64	02/15/18	4,104	278,543
	02/14/14	—	6,881	69.43	02/14/19
	03/05/15	—	13,310	47.86	03/05/20

Gregory T. McIntyre	03/05/15	—	13,222	47.86	03/05/20	1,763	119,652

Thomas M. McCoy	03/05/15	—	11,753	47.86	03/05/20	1,572	106,696

1
Stock options are granted at an exercise price equal to the fair value of CH2M's common stock at the date of grant. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

2
Vesting dates for the restricted stock are as follows: Ms. Hinman's 1,698 shares vest on 2/15/16, 3,241 shares vest on 02/14/17, 4,701 shares vest on 03/05/18, and 1,000 shares vest on 8/27/2026; Mr. McArthur's 3,131 shares vest on 2/14/17, and 3,939 shares vest on 3/05/18; Mr. Madia's 1,106 shares vest on 2/15/16, 1,223 shares vest on 2/14/17, and 1,775 shares vest on 3/5/18; Mr. McIntyre's 1,763 shares vest on 3/5/18; and Mr. McCoy's 5 shares vest on 6/5/16 and 1,567 shares vest on 3/5/18.

3
Market value is calculated based on the fair value of CH2M's stock on December 25, 2015.

Option Exercises and Stock Vested During the Year Ended December 25, 2015

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]

(a)	(b)	(c)	(d)	(e)
Jacqueline C. Hinman	2,603	14,082	—	—

Gary L. McArthur	—	—	5	279

John A. Madia	21,802	291,600	—	—

Gregory T. McIntyre	950	6,394	750	38,355

Thomas M. McCoy	—	—	—	—

1
Represents the difference between the exercise price and the fair value of the common stock on the date of exercise.

2
Represents the number of shares vested times the fair value of our common stock on the date the shares vest.
CH2M 2016 Proxy Statement 47

Pension Benefits as of December 25, 2015

Name	Plan Name	Number of Years Credit Service (#)	Present Value of Accumulated Benefits ($)[1]	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
Jacqueline C. Hinman	CH2M HILL Pension Plan (Defined Benefit Plan)	6	17,576	—

Gregory T. McIntyre	CH2M HILL Pension Plan (Defined Benefit Plan)	12	58,626	—

1
Amounts shown reflect the actuarial present value of the Named Executive Officer's benefits under all pension plans established by CH2M determined using interest rates and mortality assumptions consistent with those used in CH2M's 2015 consolidated financial statements.

Ms. Hinman and Mr. McIntyre are participants in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to one percent of the average highest base compensation over the last five years (up to $150,000) through 1991, multiplied by years of credited benefit service prior to 1992, plus one percent of each year's base compensation (up to $150,000) for each year of credited benefit service from January 1, 1992 through December 31, 1993. CH2M HILL Pension Plan benefits were frozen as of December 31, 1993. Messrs. McArthur, Madia, and McCoy are not participants in a company-sponsored pension plan.

Non-Qualified Deferred Compensation as of December 25, 2015

Name	Aggregate Balance at Beginning of Year ($)	Executive Contribution During Year ($)	Registrant Contribution During Year ($)[1,2]	Aggregate Earnings During Year ($)[3]	Aggregate Balance at End of Year ($)[4]

(a)	(b)	(c)	(d)	(e)	(g)
Jacqueline C. Hinman	2,433,832	19,188	263,400	166,139	2,882,559

Gary L. McArthur	84,123	67,595	91,700	(1,308)	242,111

John A. Madia	2,654,156	5,798	124,835	169,221	2,954,010

Gregory T. McIntyre	2,973,030	5,694	67,652	1,188,338	4,234,714

Thomas M. McCoy	29,507	7,202	92,900	(236)	129,373

1
The vested portion of company contributions in this column are also reported as compensation in column (i) of the Summary Compensation Table.

2
Effective January 1, 2009, CH2M amended and restated the Deferred Compensation Retirement Plan (DCRP) to form the SERRP. The SERRP is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act. Under this plan, each participant's account consists of various contributions made to the account by CH2M on behalf of the participant. None of the NEOs were participants in the DCRP.

3
Aggregate earnings are not included in the Summary Compensation table because the earnings are not above market or preferential in nature. Earnings include the gain on CH2M stock as well as the gain or loss on cash-based investments. Only Ms. Hinman and Messrs. Madia and McIntyre have CH2M stock in their accounts.

4
Vested balances are as follows: Ms. Hinman — $1,991,559; Mr. McArthur — $151,190; Mr. Madia — $2,397,706; Mr. McIntyre — $4,135,979; and Mr. McCoy — $129,373. These amounts include both employee and employer contributions.
48 CH2M 2016 Proxy Statement

Potential Payments Under Change of Control Agreement as of December 25, 2015

The following table sets forth the potential post-employment payments the Named Executive Officers would be eligible to receive. The table assumes a change in control occurred on the last day of fiscal year 2015 and their employment was terminated within twenty four months after such change in control.

Name	Salary & Bonus ($)	Immediate Vesting of Stock Options & Restricted Stock ($)[1]	Immediate Vesting of Retirement Benefits ($)[2]	Benefits ($)[3]	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)
Jacqueline C. Hinman	5,920,305	1,464,323	891,000	18,240	8,293,868

Gary L. McArthur	3,295,025	1,263,519	90,920	48,048	4,697,512

John A. Madia	2,370,338	576,566	556,304	33,432	3,536,640

Gregory T. McIntyre	2,348,718	384,224	98,735	44,064	2,875,741

Thomas M. McCoy	2,616,308	341,874	—	44,064	3,002,246

1
The value of the stock options and restricted stock that would vest under a change of control was determined by utilizing the fair value of CH2M stock on December 25, 2015.

2
Represents vesting of company contributions to the deferred compensation plans.

3
Benefits relate to premiums for continuation of medical and dental coverage.
CH2M 2016 Proxy Statement 49

Director Compensation

Our non-employee director compensation is reviewed by an independent compensation consultant annually for competitiveness and appropriateness to peer and industry practices. In 2015, non-employee directors' compensation included an annual retainer of $80,000, which amount has been increased to $85,000 beginning in 2016. The lead director was paid an additional annual retainer of $17,500. In addition, the chair of the Audit Committee was paid an additional annual retainer of $15,000, and the chairs of the Compensation, Governance, and Risk Committees were each paid an additional annual retainer of $10,000, each of which amounts has been increased by $2,500 in 2016. The non-employee directors appointed by Apollo Global Management LLC do not receive any compensation.

Non-employee directors who are members of a Board committee received an additional annual fee of $5,000 for each Committee on which they served. Further, each non-employee director received a restricted stock award equal to $84,000 which cliff vests on the first anniversary of the date of grant. The value of the 2015 restricted stock grants reflected a 20% voluntary reduction of the previously approved value of $105,000 due to the company's performance in 2014, and the value of the 2016 restricted stock grants will be increased to $115,000, reflecting CH2M's improved performance. We may, at our discretion, award cash and stock bonuses to non-employee directors from time to time, although none were awarded in 2015.

Our employee directors do not receive additional compensation for their Board service. All of our directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings and for their service on our Board. The following table details the non-employee director compensation for the year ended December 25, 2015 and includes any individual who served as a non-employee director during 2015.

(a) Name	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)[1]	(d) All Other Compensation ($)		(e) Total ($)

Jerry D. Geist	51,250	84,000	57,500	[2]	192,750

Charles "Chad" O. Holliday, Jr.	113,750	84,000	—		197,750

Georgia R. Nelson	112,500	84,000	—		196,500

Barry L. Williams	110,000	84,000	—		194,000

Malcolm Brinded	105,000	84,000	—		189,000

1
Restricted stock awards were granted on May 15, 2015, with a vest date of May 15, 2016. Compensation amounts were calculated in accordance with U.S. GAAP for awards issued pursuant to the CH2M Companies, Ltd. Amended and Restated Restricted Stock Plan. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant. As of December 25, 2015, each non-employee director listed above held 1,643 shares of our common stock subject to restrictions.

2
On June 24, 2015, Mr. Geist entered into a letter agreement with CH2M in connection with his resignation from the Board of Directors and assumption of the title of director emeritus. The letter agreement sets forth the terms of Mr. Geist's service as director emeritus, including compensation for such service. For additional information, see "Certain Relationships and Related Transactions — Letter Agreement with Jerry D. Geist."

Our Board believes that its members should be long term stockholders of CH2M and has adopted a policy requiring each non-employee director within five years of election and for the duration of his or her tenure to hold CH2M equity in an amount equal to at least four times the annual retainer.

50 CH2M 2016 Proxy Statement

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for monitoring and overseeing CH2M's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. KPMG LLP, CH2M's independent auditor, is responsible for expressing an opinion on the conformity of CH2M's audited financial statements with generally accepted accounting principles. In this context, the Audit Committee has reviewed and discussed with management CH2M's financial reporting process, including the system of internal controls.

The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year ended December 25, 2015. The Audit Committee also has reviewed and discussed with management and the independent auditors the review of the Committee's financial reporting and internal controls undertaken in connection with certifications by CH2M's Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the company's filings with the U.S. Securities and Exchange Commission. The Audit Committee also reviewed and discussed other matters as deemed appropriate, including the company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the U.S. Securities and Exchange Commission. Additionally, the Audit Committee discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors' communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from CH2M and its management. The Audit Committee also considered whether the independent auditors' provision of other non-audit services to CH2M is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in CH2M's Annual Report on Form 10-K for the fiscal year ended December 25, 2015, for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Audit Committee:

Barry L. Williams, Chairman
Malcolm Brinded
Charles O. Holliday, Jr.
Georgia R. Nelson

CH2M 2016 Proxy Statement 51

Independent Auditors

The following table presents fees for services rendered by our independent auditors, KPMG LLP, during the fiscal years ended December 25, 2015 and December 31, 2014 (in thousands):

	2015	2014

Audit fees[1]	3,515	3,760

Audit related fees[2]	150	205

Audit and audit related fees	3,665	3,965

Tax fees[3]	2,281	3,164

Total fees	5,946	7,129

1
Audit fees include the annual audit of the consolidated financial statements, audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements, statutory audits of subsidiaries, review of technical accounting and SEC issues, acquisition related services, and accounting consultations.

2
Audit related fees include government overhead rate audits.

3
Tax fees consist of fees for domestic and international tax consultation, global tax compliance services, tax preparation services for expatriate employees in non-financial reporting oversight roles and local country compliance and consulting.

The Audit Committee has a policy on pre-approval of services of our independent auditor. The policy provides that all audit and non-audit services performed by our independent auditor regarding CH2M and its subsidiaries and affiliates shall be pre-approved by the Audit Committee at its regularly scheduled meetings. The Audit Committee designated its Chairman, Barry L. Williams, to act in its stead in those rare instances when approval of such services must be considered between regularly scheduled meetings.

All of the services in fiscal years 2015 and 2014 under the categories described above have been approved by the Audit Committee pursuant to paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

52 CH2M 2016 Proxy Statement

Proposal 2. Ratification of the Appointment of the Independent Auditors

The Audit Committee has appointed KPMG LLP to audit the consolidated financial statements of CH2M for the fiscal year ending December 30, 2016, and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of appointment of independent auditors.
CH2M 2016 Proxy Statement 53

Other Business

In addition to the proposals described above, stockholders may be asked to transact other business that may properly come before the annual meeting and any postponements or adjournments. Management knows of no other matters to be brought before the annual meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

54 CH2M 2016 Proxy Statement

Additional Information

Advance Notice Procedures

Under CH2M's Bylaws, no business (including nominations for director) may be brought before an annual meeting by a stockholder unless written notice is delivered to CH2M's Secretary (containing certain information specified in the Bylaws about the stockholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting — that is, with respect to the 2017 annual meeting, between January 10, 2017, and February 9, 2017. However, if the 2017 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 10, 2017 (the first anniversary of the 2016 annual meeting), then such notice must be received not earlier than the 120th day and not later than the later of the 90th day prior to the date of the 2017 annual meeting or the 10th day following the day on which public announcement of the date of the 2017 annual meeting is first made by CH2M.

If a stockholder wishing to bring such a proposal does not provide notice of the proposal to the Corporate Secretary within the time period specified in our Bylaws, the chairman of the meeting shall have the power to declare that the proposed business will not be transacted at the annual meeting. These requirements are separate from the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement. Any notices should be sent to Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, Colorado 80112.

Submission of Stockholder Proposals for the 2017 Annual Meeting

Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2017 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by CH2M's Secretary no later than November 23, 2016. Any proposals should be sent to Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, Colorado 80112.

Financial and Other Information

We will furnish you or any stockholder as of the record date, without charge, a copy our Annual Report on Form 10-K for the fiscal year ended December 25, 2015, including the financial statements and schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, Colorado 80112. You also may obtain a copy of our Annual Report on Form 10-K and other periodic filings at the CH2M website or from the SEC's database at www.sec.gov.

CH2M 2016 Proxy Statement 55

General Information

What is the purpose of the annual meeting?

At our annual meeting, stockholders have the opportunity to vote on the matters included in this proxy statement.

Who can attend the meeting?

All stockholders of record as of March 11, 2016, or their duly appointed proxies may attend the meeting.

Who is entitled to vote?

You are entitled to vote if our records show that you held your shares of CH2M common stock or Series A Preferred Stock ("preferred stock") at the close of business on March 11, 2016. This date is known as the "record date" for determining who receives notice of the annual meeting and who is entitled to vote. The holders of common stock are entitled to one vote per share, and the holders of preferred stock are entitled to one vote for each share of common stock into which the preferred stock is convertible. The holders of shares of common stock and preferred stock will vote together as a single class on all matters to be considered at the annual meeting.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the aggregate voting power of all of the shares of common stock and preferred stock issued and outstanding and entitled to vote at the meeting constitutes a quorum. As of the record date, 26,447,758 shares of common stock and 3,214,400 shares of preferred stock were outstanding and entitled to vote, and the holders of the preferred stock were entitled to vote an additional 83,578 shares relating to accrued dividends on the preferred stock. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

How do I vote?

If you are a holder of record of CH2M shares of common stock or preferred stock as of March 11, 2016, you can vote in one of four ways:

1.
Vote by Internet — follow the instructions on the Internet at www.envisionreports.com/ch2m.

2.
Vote by phone — call 1 (800) 652-8683 (in the U.S., U.S. territories and Canada) or (781) 575-2300 (outside the U.S., U.S. territories and Canada).

3.
Vote by proxy card — if you have requested and received a paper copy of the proxy materials, you can mark, sign, date and return the paper proxy card enclosed with the proxy materials using the instructions on the paper proxy card; please note that if you vote through the Internet or by phone, you do not need to return your proxy card.

4.
Vote in person — if you attend the annual meeting, you may deliver your completed proxy card in person or vote in person by completing the ballot form that will be provided.

Why did I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold your CH2M shares in multiple ways, such as directly as a holder of record and indirectly through the CH2M HILL Retirement and Tax Deferred Savings Plan.

If you hold your CH2M shares in multiple ways, you should vote your shares as described in each separate set of proxy materials you receive.

56 CH2M 2016 Proxy Statement

Can I change my vote or revoke my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of CH2M at 9191 South Jamaica Street, Englewood, CO 80112 either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by May 10, 2016, at 11:00 a.m., Eastern Daylight Time. Your proxy also will be revoked if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) Plan shares?

If you participate in the CH2M HILL Retirement and Tax-Deferred Savings Plan, you have the right, if you choose, to instruct the trustees of the Plan how to vote the shares of common stock credited to your Plan account. Your instructions to the trustees of the Plan should be made by voting as explained above. The trustees of the Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustees no later than 11:59 p.m., Eastern Daylight Time, on May 3, 2016. If you do not send instructions regarding the voting of common stock credited to your Plan account, such shares shall be voted by the trustees of the Plan in accordance with their determination of the interests of the Plan participants and the Plan as a whole. You may revoke previously given instructions by filing with the trustees of the Plan no later than 11:59 p.m., Eastern Daylight Time, on May 3, 2016, either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How do I provide input for my Canadian E-Shares or International Share Value Equivalent Units (ISVEUs)?

If you are a holder of Canadian E-Shares or ISVEUs, you may provide your input by following the voting instructions discussed above. Neither Canadian E-Shareholders nor ISVEU holders have a vote on the issues addressed at the meeting. However, the input of Canadian E-Shareholders will be considered on all items being voted on by stockholders, and the ISVEU trustees will consider the input of ISVEU holders and take it into account when voting the shares held in the ISVEU trusts. To be considered, your input must be received no later than 11:59 p.m., Eastern Daylight Time, on May 3, 2016.

How will my proxy be voted?

The persons named as proxy holder on the proxy card will vote in accordance with your instructions or, if none are provided, "FOR" each director nominee named in this proxy statement and "FOR" ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 30, 2016, in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

How many votes are required for each proposal?

For Proposal 1, the votes cast "FOR" each director nominee must exceed the votes cast "AGAINST" the nominee to elect the nominee as a director. For Proposal 2, the votes cast "FOR" must exceed the votes cast "AGAINST" to approve the ratification of KPMG LLP as CH2M's independent auditors.

How are abstentions treated?

A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted on that matter, although it will be counted for purposes of determining whether there is a quorum. The proposals will be determined by a majority of votes cast. Accordingly, an abstention vote will have no effect on the outcome of the proposals.

How will proxies be solicited?

Proxies are being solicited by the Board on behalf of CH2M. Proxies may be solicited by officers, directors and employees of CH2M, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, email or the Internet. The cost of solicitation of the proxies will be paid by CH2M. CH2M has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

CH2M 2016 Proxy Statement 57

IF YOU ARE NOT A PARTICIPANT IN THE CH2M HILL RETIREMENT AND
TAX-DEFERRED SAVINGS PLAN PLEASE DISREGARD THIS LETTER

CH2M HILL Companies, Ltd.
Participant Notice
Retirement and Tax-Deferred Savings Plan

March 16, 2016

Dear Plan Participant:

The enclosed Proxy Statement has been furnished by CH2M HILL Companies, Ltd. in conjunction with the Annual Meeting of Stockholders of CH2M HILL Companies, Ltd. to be held on May 10, 2016, to elect directors and to conduct other business.

While only the Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan can vote the shares of CH2M HILL Companies, Ltd. stock (Company Stock) held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your account under the Plan as of March 11, 2016 (the record date for the annual meeting), and a named fiduciary under the Plan, are entitled to instruct the Trustee of the Plan with respect to the voting of Company Stock allocated to your account under the Plan on the record date. The Trustee will vote the Company Stock credited to your account in accordance with your instructions, provided that the Trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

A named fiduciary is a person who under ERISA has the authority and responsibility (if he or she chooses to exercise it) to instruct the trustee of a plan regarding specific investments. Consequently, because of the provisions of the Plan, the Plan participant as a named fiduciary may (if he or she chooses) instruct the Trustee of the Plan as to how to vote shares of Company Stock allocated to his or her own Plan account.

If you do not send instructions regarding the voting of Company Stock credited to your Plan account, or if your instructions are not received in a timely manner, such shares shall be voted by the Trustee of the Plan in accordance with the interests of the Plan participants and the Plan as a whole, as determined by the Trustee. If the voting instruction form is received after 11:59 p.m., Eastern Daylight Time, on May 3, 2016, the Trustee cannot ensure that your voting instructions will be followed.

The Trustee of the Plan will vote uninstructed Company Stock in accordance with the interests of the Plan participants and the Plan as a whole, as determined by the Trustee. In all events, the Trustee will comply with ERISA in voting shares of Company Stock.

It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of his or her agents disclose to CH2M HILL Companies, Ltd. or any other party how, or if, you voted. The Trustee will supervise and control the distribution of all materials to Plan participants and the receipt of all voting instruction forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

If you have any questions regarding the information provided to you, you may contact Erik Ammidown, Plan Administrator, 9191 South Jamaica Street, Englewood, CO 80112, (720) 286-0163.

Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan

58 CH2M 2016 Proxy Statement

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2016 (11:59 p.m., Eastern Daylight Time, May 3, 2016 for Savings Plan participants). Vote by Internet • Go to www.envisionreports.com/ch2m • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board recommends a vote FOR all 6 nominees listed below. + 1. ELECTION OF DIRECTORS Nominees For Against Abstain For Against Abstain For Against Abstain 1.1 - Malcolm Brinded 1.2 - Jacqueline C. Hinman 1.3 - Scott Kleinman 1.4 - Gregory T. McIntyre 1.5 - Antoine G. Munfakh 1.6 - Thomas L. Pennella ForAgainst Abstain 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF CH2M HILL FOR THE YEAR ENDING DECEMBER 30, 2016. The Board recommends a vote FOR this proposal. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice of Meeting, Proxy Statement and the Annual Report to Stockholders are available at www.edocumentview.com/ch2m. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — CH2M HILL COMPANIES, LTD. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARCH 23, 2016 The undersigned shareholder of CH2M HILL COMPANIES, LTD. (the Company) hereby appoints Jacqueline C. Hinman, Gary L. McArthur and Thomas M. McCoy, and each of them, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock and Preferred Stock of the Company held of record by the undersigned on March 11, 2016, at the Annual Meeting of Stockholders of the Company to be held on May 10, 2016 at 11 a.m. (Eastern Daylight Time) at 901 New York Avenue N.W., Suite 4000 East, Washington DC 20001 and any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Notice to Participants in the CH2M HILL Retirement and Tax-Deferred Savings Plan This card constitutes voting instructions for participants in the CH2M HILL Retirement and Tax-Deferred Savings Plan. Your voting instructions must be received by 11:59 p.m. Eastern Daylight Time, on May 3, 2016 to allow sufficient time for processing. (Continued and to be marked, dated and signed, on the other side)